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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BROADWIND ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BROADWIND ENERGY, INC.
47 East Chicago Avenue, Suite 332
Naperville, IL 60540
Telephone: 630-637-0315

Dear Fellow Stockholder:

        You are cordially invited to attend Broadwind's annual meeting of stockholders to be held on May 5, 2010, beginning at 7:30 a.m., Central Daylight Time, at the Hotel Arista, 2139 CityGate Lane, Naperville, Illinois.

        You are being asked to (i) elect six Directors to hold office for a term of one year and until their successors are duly elected and qualified, and (ii) ratify the appointment of Grant Thornton LLP as Broadwind's independent registered public accounting firm for 2010.

        Your Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote FOR all of the proposed nominees for election to the Board and FOR the ratification of the appointment of Grant Thornton LLP as Broadwind's independent registered public accounting firm for 2010.

        We appreciate and encourage stockholder participation in Broadwind's affairs. Whether or not you plan to attend the annual meeting, it is important that your shares be represented. Accordingly, we request that you complete, sign, date and mail the enclosed proxy card in the envelope provided or vote via telephone or the Internet at your earliest convenience so that your vote will be counted at the meeting.

        Thank you for your cooperation.

Very truly yours,
/s/ J. CAMERON DRECOLL J. Cameron Drecoll Chief Executive Officer

Naperville, Illinois
April 1, 2010

BROADWIND ENERGY, INC.

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2010

        Notice is hereby given to the holders of the shares of common stock of Broadwind Energy, Inc., a Delaware corporation (the "Company"), that the Annual Meeting of Stockholders (the "Annual Meeting") will be held at 7:30 a.m., Central Daylight Time, on Wednesday, May 5, 2010, at the Hotel Arista, 2139 CityGate Lane, Naperville, Illinois, to consider and act upon the following matters:

  1.
  To elect the six (6) Director nominees named in the attached Proxy Statement to serve on the Board of Directors for a term of one (1) year or until their successors are duly elected and qualified.

  2.
  To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2010.

  3.
  To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        Only stockholders of record at the close of business on March 15, 2010 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment or postponement thereof.

        We ask that you review the Proxy Statement carefully and complete, sign, date and return the enclosed proxy in the envelope provided or vote over the Internet or by telephone, as described on the enclosed proxy. Your vote is important. The prompt return of proxies will save the Company the expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ JAMES M. LINDSTROM James M. Lindstrom Chairman of the Board of Directors

Naperville, Illinois
April 1, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2010

        The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K are available on our Internet website, www.broadwindenergy.com.

BROADWIND ENERGY, INC.

PROXY STATEMENT

Annual Meeting of Stockholders to be Held on May 5, 2010

 INTRODUCTION

        Your proxy is solicited by the Board of Directors (the "Board" or "Board of Directors") of Broadwind Energy, Inc., a Delaware corporation ("Broadwind" or the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 7:30 a.m., Central Daylight Time, on Wednesday, May 5, 2010, at the Hotel Arista, 2139 CityGate Lane, Naperville, Illinois for the purposes set forth in the Notice of Annual Meeting of Stockholders, and at any adjournment or postponement thereof. The mailing address of the principal executive offices of the Company is 47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540. The Company expects that this Proxy Statement, the related proxy and Notice of Annual Meeting of Stockholders will first be mailed to stockholders on or about April 1, 2010.

        You may vote your shares by telephone, over the Internet or by mail by following the instructions on the enclosed proxy. If you vote by telephone or over the Internet, you do not need to return your proxy by mail. Internet and telephone voting facilities will close at 12:00 p.m., Central Daylight Time, on May 4, 2010. If your shares are held in "street name," you must instruct the record holder of your shares in order to vote.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to attend and vote at the Annual Meeting?

        Stockholders of record at the close of business on March 15, 2010 are entitled to attend and vote at the Annual Meeting. Each share of common stock is entitled to one vote. The proxy card provided with this Proxy Statement indicates the number of shares of our common stock that you own and are entitled to vote.

What constitutes a quorum at the Annual Meeting?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date of March 15, 2010, will constitute a quorum for purposes of the Annual Meeting. As of the record date, 106,701,479 shares of common stock were issued and outstanding. Persons who were not stockholders on such date will not be allowed to vote at the Annual Meeting. The common stock is the only outstanding class of capital stock of the Company entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. No holders of any capital stock of the Company are entitled to cumulative voting rights. Proxies received but marked "withhold" or "abstain" and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting. A "broker non-vote" occurs when a broker holding shares of common stock as nominee for the beneficial owner signs and returns a proxy card to us but does not vote on a particular proposal because the broker has not received instructions on how to vote from the beneficial owner of our common stock and the broker does not have discretionary voting power from the beneficial owner with respect to that proposal. Please note that your bank or broker cannot vote on your behalf on "non-routine" proposals without your instructions. "Routine" proposals include the election of directors and the ratification of the appointment of our independent registered public accountants.

How do I vote by proxy?

        Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States. Alternatively, you may vote via telephone or on the Internet.

        If you properly fill in your proxy card and we receive it in time to vote at the Annual Meeting or if you vote via telephone or on the Internet, your "proxy" (one of the individuals named on your proxy card) will vote your shares on your behalf as you have directed on your proxy card. If you sign the proxy card but do not make specific choices for the voting of your shares, then your proxy will vote your shares of common stock as recommended by our Board of Directors, as follows:

        1.     FOR the election of all six nominees for Director; and

        2.     FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2010.

        If any other matter is presented, your proxy will vote your shares in accordance with your proxy's best judgment. At present, we know of no other business that is intended to be acted on at the Annual Meeting.

Can I vote by telephone or on the Internet?

        Yes. Voting via the telephone or on the Internet is fast, convenient and your vote is immediately confirmed and tabulated. If you choose to vote by telephone or on the Internet, instructions to do so are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears in the shaded area at the top of the proxy card. These procedures, which comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by telephone or on the Internet, you do not have to mail in your proxy card, but your vote must be received by 12:00 p.m., Central Daylight Time, on May 4, 2010.

        If you own your shares in your own name, you can vote on the Internet in accordance with the instructions provided on the enclosed proxy card. If your shares are held by a bank, broker or other nominee, you can also vote on the Internet or by telephone. The instructions to vote on the Internet or by telephone will be provided on the voting form supplied by your bank or broker. You may need to contact your bank or broker to vote.

How do I vote if my shares are held by my broker?

        If your shares of common stock are held by your broker in "street name," you should instruct your broker concerning how to vote your shares in the manner provided by your broker.

How do I vote the shares I hold through Broadwind's 401(k) plan?

        If you participate in our 401(k) plan, you may vote the number of shares credited to your account as of March 15, 2010 by instructing the plan's trustee how to vote your shares pursuant to the instruction form being mailed with this Proxy Statement to plan participants. Voting instructions must be received by the plan trustee by 12:00 p.m. Central Daylight Time on April 30, 2010. If you do not provide clear voting instructions, the trustee will not vote the shares in your account.

May I revoke my proxy and change my vote?

        Yes. You may revoke your proxy and change your vote at any time before the Annual Meeting in one of four ways:

        1.     Send a written notice to the Corporate Secretary of Broadwind that is received prior to the Annual Meeting stating that you revoke your proxy;

        2.     Complete a new proxy card bearing a later date and properly submit it so that it is received prior to the Annual Meeting;

        3.     Log onto the Internet website specified on the proxy card in the same manner you would to submit your proxy electronically or by calling the toll-free number specified on the proxy card prior to the Annual Meeting, in each case if you are eligible to do so and following the instructions on the proxy card; or

        4.     Appear in person at the Annual Meeting, declare your prior proxy to be revoked and then vote in person at the Annual Meeting (although merely attending the Annual Meeting will not revoke your proxy). If a stockholder holds shares in "street name" by his or her broker and has directed such person to vote his or her shares, the stockholder should instruct such person to change his or her vote.

How do I vote in person?

        If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive at the Annual Meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must contact such entity with respect to the procedure for you to vote in person.

What vote is required to approve each proposal?

  1.
  For the election of Directors.    A vote of a plurality of the votes cast by the holders of the shares of the Company's common stock present in person or by proxy at the Annual Meeting is required to elect each of the Director nominees. This means that the six nominees who receive the highest number of votes will be elected. Abstentions and broker "non-votes" in connection with the election of Directors will have no effect on such election since Directors are elected by a plurality of the votes cast at the Annual Meeting.

  2.
  For the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2010.    An affirmative vote of a majority of the shares of the Company's common stock present in person or by proxy at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2010. Abstentions will have the same effect as a vote against any such matters. Broker "non-votes" will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this vote.

  3.
  Other Matters.    Generally, the affirmative vote of a majority of the total votes cast is required for any other matters which may properly come before the Annual Meeting. At present, we know of no other matters to be presented for stockholder action at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment. Abstentions will have the same effect as a vote against any such matters. Broker "non-votes" will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this vote.

Who pays for the proxy solicitation related to the Annual Meeting?

        The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company's common stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

How can I obtain additional information about Broadwind?

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2009, without exhibits, accompanies this Proxy Statement. NO PORTION OF SUCH REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. We will furnish to any stockholder, upon written request, any exhibit described in the list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to us furnishing such exhibit(s). Any such requests should include a representation that the stockholder was the beneficial owner of shares of Broadwind common stock on March 15, 2010, the record date for the 2010 Annual Meeting, and should be directed to our Corporate Secretary at Broadwind Energy, Inc., 47 East Chicago Avenue, Suite 332, Naperville, IL 60540. You may also access the exhibits described in the Form 10-K through our website at www.broadwindenergy.com or though the SEC website at www.sec.gov.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that we file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The SEC's website address is http://www.sec.gov. In addition, our Exchange Act filings, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549, upon payment of the SEC's customary fees. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

        The following table sets forth as of March 17, 2010 certain information regarding beneficial ownership of our common stock by:

  •
  Each person known to us to beneficially own 5% or more of our common stock;

  •
  Each of our executive officers named in the Summary Compensation Table, who in this Proxy Statement are collectively referred to as the "named executive officers;"

  •
  All other executive officers (as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"));

  •
  Each of our Directors (including nominees); and

  •
  All of our executive officers and Directors as a group.

        We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of Company common stock set forth opposite the stockholder's name. We have based our calculation of the percentage of beneficial ownership on 106,701,479 shares of our common stock outstanding on March 17, 2010.

	Number and Percentage of Shares Beneficially Owned(2)
Name and Address of Beneficial Owner or Identity of Group(1)	Shares	Percentage
5% Beneficial Owners and Other Selling Stockholders
Jeffrey L. Gendell(3)(4)	39,963,635	37.5%
Tontine Capital Partners, L.P.(3)(4)	16,520,728	15.5%
Tontine Partners, L.P.(3)(4)	11,188,667	10.5%
Tontine Capital Overseas Master Fund, L.P.(3)(4)	4,053,874	3.8%
Tontine Overseas Fund, Ltd.(3)(4)	3,152,518	3.0%
Tontine 25 Overseas Master Fund, L.P.(3)(4)	2,944,258	2.8%
Tontine Capital Overseas Master Fund II, L.P.	2,103,590	2.0%
Executive Officers and Directors
Charles H. Beynon(5)	86,147	*
Jesse E. Collins, Jr.(6)	39,854	*
J. Cameron Drecoll(3)(7)	11,429,468	10.7%
William T. Fejes, Jr(8)	7,042	*
Terence P. Fox(9)	2,245,175	2.1%
Matthew J. Gadow(10)	2,500	*
Stephen Graham(11)	—	*
Kevin E. Johnson(12)	8,952	*
Stephanie K. Kushner	10,178	*
James M. Lindstrom(13)	—	*
Lars Moller(14)	256,486	*
Robert A. Paxton(15)	42,749	*
David P. Reiland(16)	16,666	*
J.D. Rubin(17)	43,047	*
All current executive officers and Directors as a group (12 persons)	14,185,764	13.3%

*
Less than 1%

(1)
The address for each of our Directors and officers is 47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540.

(2)
Based on 106,701,479 common shares issued and outstanding as of March 17, 2010. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of March 17, 2010, or within sixty days of such date, are treated as outstanding only when determining the percentage owned by such individual and when determining the percentage owned by a group.

(3)
Based on a Schedule 13D/A filed on March 10, 2010 by Mr. Jeffrey L. Gendell, Tontine Capital Partners, L.P., a Delaware limited partnership ("TCP"); Tontine Capital Overseas Master Fund, L.P., a Cayman Islands limited partnership ("TMF"); Tontine Partners, L.P., a Delaware limited partnership ("TP"); Tontine Overseas Fund, Ltd., a Cayman Islands exempted company ("TOF"); Tontine 25 Overseas Master Fund, L.P., a Cayman Islands limited partnership ("T25"); and TCP Overseas Master Fund II, L.P., a Cayman Islands limited partnership ("TCP2" and together with TCP, TMF, TP, TOF, T25 and affiliates, "Tontine"). Mr. Gendell, located at 55 Railroad Avenue, Greenwich, CT 06830, is the managing member of the following entities: (i) Tontine Capital Management, L.L.C., a Delaware limited liability company that is the general partner of TCP and T25; (ii) Tontine Capital Overseas GP, L.L.C., a Delaware limited liability company that is the general partner of TMF; (iii) Tontine Management, L.L.C., a Delaware limited liability company that is the general partner of TP; (iv) Tontine Overseas Associates, L.L.C., a Delaware limited liability company that is the investment advisor for TOF; and (v) Tontine Asset Associates, L.L.C., a Delaware limited liability company that is the general partner of TCP2. Therefore, Mr. Gendell is deemed to beneficially own the shares owned by TCP, TMF, TP, TOF, T25 and TCP2, with aggregate beneficial ownership of 39,963,635 shares. Tontine has voting control over additional shares of our common stock for certain matters, pursuant to the following proxy agreements:

The Founding Stockholders' Proxy Agreements:    In connection with a Securities Purchase Agreement among TCP and TMF, as buyers, and Raymond L. Brickner III, Christopher C. Allie, Daniel P. Wergin and Terence P. Fox, as sellers (together, the "Founding Stockholders"), which was entered into in March 2007, each of the Founding Stockholders entered into an irrevocable proxy agreement with TCP and TMF (the "Founding Stockholders' Proxy Agreements"), whereby each Founding Stockholder appointed each of TCP or TMF and any other person appointed by those entities as a proxy with respect to any and all shares of our common stock then beneficially owned or subsequently acquired by such persons, including shares over which such persons have voting control as trustee or in any other capacity, with respect to the following matters: (i) ensuring that any future acquisitions by Tontine entities of up to 35% of our fully-diluted outstanding common stock will not be subject to anti-takeover provisions included in any of our organizational documents or the laws and regulations of any governmental authority; and (ii) electing Directors for the purpose of enforcing the rights of TCP and TMF to appoint designees to our Board of Directors, which right was granted to TCP and TMF in a Securities Purchase Agreement dated March 1, 2007, among TCP, TMF and us (the "March 2007 Agreement") and a Securities Purchase Agreement dated August 22, 2007 among TCP, TMF and us (the "August 2007 Agreement"). Pursuant to the Founding Stockholders' Proxy Agreements, each of the Founding Stockholders also agreed in his capacity as a Director on our Board of Directors to vote for the Board of Directors designees of TCP and TMF and to enforce the rights of those entities in connection with any future acquisitions by them of our common stock. The Founding Stockholders' Proxy Agreements terminate automatically at such time as Tontine no longer has the right to acquire our common stock or appoint Directors to our Board of Directors.

  The Brad Foote Proxy Agreement:    In connection with our acquisition of Brad Foote Gear Works, Inc. ("Brad Foote"), a gearing systems manufacturer, and the appointment of J. Cameron Drecoll as a Director and our Chief Executive Officer, the former Brad Foote stockholders and Tontine entered into a proxy agreement (the "Brad Foote Proxy Agreement"), whereby Tontine agreed that, so long as the former Brad Foote stockholders collectively own at least 15% of our common stock, Tontine will vote its shares of our common stock for Mr. Drecoll in any election of Directors to our Board of Directors. The former Brad Foote stockholders similarly agreed that, so long as Tontine and its affiliates have the right to appoint at least one Director to our Board of Directors under either the March 2007 Agreement or the August 2007 Agreement, the Brad Foote stockholders will vote their shares of our common stock in favor of the election of those individuals appointed by Tontine.

  In connection with the March 2007 Agreement and the August 2007 Agreement, Broadwind agreed that for so long as Tontine holds at least 10% of the then issued and outstanding common stock, Tontine shall have the right to have a representative attend meetings of Broadwind's Board of Directors as an observer, and that for so long as Tontine holds at least 20% of the then issued and outstanding common stock, Tontine shall have the right to appoint three members to Broadwind's Board of Directors. On October 24, 2007, our Board of Directors elected William Barrett, Charles Beynon and James Lindstrom, each of whom was nominated by Tontine, as Directors. Mr. Barrett resigned from our Board of Directors on February 3, 2009. William T. Fejes, Jr., who was nominated by Tontine, was elected to our Board of Directors on March 19, 2009 to fill the vacancy created by Mr. Barrett's resignation.

(4)
Tontine entered into a Right of First Offer and Right of First Refusal Letter with Broadwind, Integritas Inc. and the Founding Stockholders and certain trusts controlled by the Founding Stockholders pursuant to which Tontine has the right to purchase additional shares of our common stock in certain instances.

(5)
Includes 20,000 vested but unexercised options to purchase Broadwind common stock and 3,333 options scheduled to vest on April 13, 2010.

(6)
Includes 15,000 vested but unexercised options to purchase Broadwind common stock, 5,986 options scheduled to vest on April 29, 2010 and 2,872 restricted stock units scheduled to vest on April 29, 2010.

(7)
Mr. Drecoll acquired his shares of our common stock, and was appointed as a Director and our Chief Executive Officer, in connection with our acquisition of Brad Foote. Mr. Drecoll has entered into the Brad Foote Proxy Agreement with Tontine, the terms of which are described above in Footnote 3 to this table.

(8)
Includes 7,042 restricted stock units that vested on March 19, 2010.

(9)
Mr. Fox has pledged 350,000 of these shares as collateral for a line of credit maintained with a financial institution. With respect to certain matters, as described above in Footnote 3 to this Beneficial Ownership Table, Mr. Fox has appointed TCP and TMF as a proxy with respect to any and all shares of Broadwind common stock beneficially owned by him, including shares over which he has voting control as trustee or in any other capacity.

(10)
Mr. Gadow resigned from his positions as our Executive Vice President and Chief Financial Officer, effective April 30, 2009.

(11)
Mr. Graham was appointed as our Interim Chief Financial Officer effective April 30, 2009, until his resignation on June 19, 2009.

(12)
Includes 5,000 vested but unexercised options to purchase Broadwind common stock, 1,633 options scheduled to vest on April 29, 2010 and 783 restricted stock units scheduled to vest on April 29, 2010.

(13)
Mr. Lindstrom is employed by an affiliate of Tontine. He disclaims beneficial ownership of the shares beneficially owned by Tontine.

(14)
Includes 200,000 vested but unexercised options to purchase Broadwind common stock, 10,339 options scheduled to vest on April 29, 2010 and 4,960 restricted stock units scheduled to vest on April 29, 2010.

(15)
Includes 15,000 vested but unexercised options to purchase Broadwind common stock, 5,333 options scheduled to vest on April 29, 2010 and 2,558 restricted stock units scheduled to vest on April 29, 2010. On March 22, 2010, Mr. Paxton notified the Company that he was resigning from his position as Senior Vice President, Human Resources of the Company, effective April 30, 2010.

(16)
Includes 8,333 vested but unexercised options to purchase Broadwind common stock and 8,333 options scheduled to vest on April 16, 2010.

(17)
Includes 15,000 vested but unexercised options to purchase Broadwind common stock, 4,680 options scheduled to vest on April 29, 2010 and 2,245 restricted stock units scheduled to vest on April 29, 2010.

DIRECTORS AND DIRECTOR COMPENSATION

        The names and ages of all of our Directors and the positions held by each with the Company are as follows:

Name	Age	Position
Charles H. Beynon(1)(2)	61	Director
J. Cameron Drecoll(3)	55	Director; Chief Executive Officer
William T. Fejes, Jr.(2)(4)	54	Director
Terence P. Fox(1)(4)	54	Director
James M. Lindstrom(1)(3)(4)	37	Chairman of the Board
David P. Reiland(2)(3)(5)	56	Director

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

(3)
Member of the Executive Committee.

(4)
Member of the Governance/Nominating Committee.

(5)
Member of the Finance Committee.

        Charles H. Beynon has served as a member of the Company's Board of Directors since October 24, 2007. He is the Chairman of the Audit Committee and is designated as a financial expert. Mr. Beynon is also a member of the Compensation Committee. Mr. Beynon also serves as a director of Integrated Electrical Services, Inc., a public company. Mr. Beynon retired as a partner from Arthur Andersen & Co. in 2002 after a 29-year career with the firm, including 19 years as a partner. He served as a division head in the firm's Houston office where he was principally responsible for the firm's services to middle market non-energy related clients. The Governance/Nominating Committee of the Board of Directors concluded that Mr. Beynon should serve as a Director of the Company as of the date of this Proxy Statement on the basis of his extensive experience in corporate finance, financial reporting and tax. In addition, Mr. Beynon is a Certified Public Accountant.

        John Cameron Drecoll has served as our Chief Executive Officer and also as a Director since October 19, 2007. He was appointed to these positions in connection with our acquisition of Brad Foote, where Mr. Drecoll held the positions of majority stockholder and Chief Executive Officer since 1996. Mr. Drecoll has more than 30 years of experience in the industrial manufacturing segment. Prior to acquiring Brad Foote, Mr. Drecoll was a Vice President of Regal Beloit Corporation, a public company that designs, manufactures and markets industrial power transmission equipment. In that role he specialized in integration and turnaround of new acquisitions. During his 15 years at Regal Beloit, the company enjoyed a five-fold increase in sales. Mr. Drecoll served on the Board of Directors of the American Gear Manufacturers Association and served as Chairman in 2003. The Governance/Nominating Committee of the Board of Directors concluded that Mr. Drecoll should serve as a Director of the Company as of the date of this Proxy Statement on the basis of his knowledge of the operations of the Company in his role as Chief Executive Officer, and also his more than 30 years of experience in the industrial manufacturing sector, which includes approximately 27 years of experience in the U.S. wind energy market. Mr. Drecoll holds a bachelor's degree in mechanical engineering and a Master of Business Administration degree from Marquette University.

        William T. Fejes, Jr. has served as a member of the Company's Board of Directors since March 19, 2009. Mr. Fejes is a member of the Audit Committee and Chairman of the Governance/Nominating Committee. Mr. Fejes has been the Chief Operating Officer of Seakeeper, Inc., a company that designs, manufactures and markets motion stabilization equipment for boats under 50 meters in length, since 2007. Prior to joining Seakeeper, Mr. Fejes was the President and Chief Executive Officer of TB Wood's Incorporated, a public company that designs, manufactures and markets industrial power transmission components, for three years. Mr. Fejes also held various executive management roles at Danaher Corporation, a public company that designs, manufactures and markets industrial and consumer products, for 18 years. Mr. Fejes received both his Bachelor of Science degree and Master of Science degree in electrical engineering from the Massachusetts Institute of Technology. The Governance/Nominating Committee of the Board of Directors concluded that Mr. Fejes should serve as a Director of the Company as of the date of this Proxy Statement in part due to his history as a former Chief Executive Officer of a successful public, industrial company, and his history of delivering strong growth and sustained profitability within the workplace. In addition, his experience in leading operational improvement will be beneficial in supporting Broadwind's vision of becoming the leading source of supply-chain solutions for energy- and infrastructure-related industries in North America.

        Terence P. Fox has served as a member of the Company's Board of Directors since February 2006. Mr. Fox is a member of the Compensation Committee and the Governance/Nominating Committee. Mr. Fox, along with three other individuals, founded Tower Tech Systems, Inc., the company around which Broadwind was built through a series of acquisitions completed in 2007 and 2008. He has been a partner in the law firm of Kummer, Lambert & Fox, LLP, and its predecessor, Dewane, Dewane, Kummer, Lambert & Fox, LLP, located in Manitowoc, Wisconsin, since June 1987, where one of his primary areas of practice is business and commercial law. Mr. Fox graduated from the University of Wisconsin—Milwaukee and the Marquette University Law School. He has many business and real estate interests and sits on the boards of directors of several non-profit and for-profit organizations in the Manitowoc, Wisconsin area. The Governance/Nominating Committee of the Board of Directors concluded that Mr. Fox should serve as a Director of the Company as of the date of this Proxy Statement on the basis of his leadership and business experience, his legal expertise, and his extensive knowledge of the Company's history and its growth and development over time.

        James M. Lindstrom has served as a member of the Company's Board of Directors since October 24, 2007. He is Chairman of the Board of Directors and is Chairman of the Compensation Committee and the Executive Committee. Mr. Lindstrom is also a member of the Governance/Nominating Committee. He has been employed by Tontine Associates, LLC, a Greenwich, Connecticut-based investment partnership, since February 2006. From 2003 to 2006, Mr. Lindstrom was Chief

Financial Officer of Centrue Financial Corporation, a regional financial services company, and has prior experience in private equity and investment banking. Mr. Lindstrom received a Bachelor of Arts degree from Colby College and a Master of Business Administration degree from the Tuck School of Business at Dartmouth. The Governance/Nominating Committee of the Board of Directors concluded that Mr. Lindstrom should serve as a Director of the Company as of the date of this Proxy Statement on the basis of his leadership experience as a former Chief Financial Officer and his expertise in public and private investing.

        David P. Reiland has served as a member of the Company's Board of Directors since April 16, 2008, is a member of the Audit Committee and is designated as a financial expert. Mr. Reiland is also Chairman of the Finance Committee and a member of the Executive Committee. Mr. Reiland was employed by Magnetek, Inc., a public company that develops, manufacturers and markets power and motion control systems, from August 1986 until January 2009, where he held numerous high-level positions, including Executive Vice President, Chief Financial Officer, Controller and Vice President of Finance, and served as Chief Executive Officer and President of Magnetek from October 2006 until October 2008. Mr. Reiland continues to serve on the board of directors of Magnetek. Prior to joining Magnetek, Mr. Reiland was an audit manager with Arthur Andersen & Co. The Governance/Nominating Committee of the Board of Directors concluded that Mr. Reiland should serve as a Director of the Company as of the date of this Proxy Statement on the basis of his extensive leadership experience and financial expertise. In addition, Mr. Reiland is a Certified Public Accountant who holds an undergraduate degree in financial management from California State University, Long Beach, and a Master of Business Administration degree from the University of Southern California.

2009 Director Compensation

        On March 11, 2009, the Board of Directors approved the Board Compensation Program, which was declared effective as of January 1, 2009 (the "Board Compensation Program"). The Board Compensation Program replaced the 2007 Board Compensation Plan, which was terminated. Prior to the effective date of the 2007 Board Compensation Plan, our Directors did not receive compensation.

        Under the Board Compensation Program:

  •
  each eligible Director (defined as a non-employee member of the Board of Directors who is not otherwise compensated by Broadwind) receives an annual equity grant of restricted stock units ("RSUs") with an economic value of $25,000 and is paid a cash fee of $12,500 per calendar quarter for board membership, $1,250 for each Board of Directors or stockholder meeting that he or she personally attends and $750 for each Board of Directors or stockholder meeting that he or she telephonically attends;

  •
  an outside chairperson of the Board of Directors is paid an additional cash fee of $12,500 per calendar quarter for service on the Board of Directors;

  •
  committee chairpersons are paid an additional cash fee of $3,750 per calendar quarter;

  •
  committee members other than committee chairpersons are paid an additional cash fee of $1,250 per calendar quarter;

  •
  each committee chairperson and member is paid $1,250 for each committee meeting that he or she personally attends and $750 for each committee meeting that he or she telephonically attends; and

  •
  payments are made quarterly in arrears by the end of the first month following the quarter.

        Pursuant to the Board Compensation Program, on June 9, 2009, each of Messrs. Lindstrom, Beynon, Fejes, Fox and Reiland were granted an RSU award of 2,688 shares of our common stock. The RSU awards will each vest one year after the date of grant.

        In addition, in connection with the appointment of Mr. Fejes to the Board of Directors in March 2009, he was granted an RSU award of 7,042 shares of the Company's common stock. This RSU award vested one year from the date of grant.

        Each non-employee Director is eligible to participate in the Broadwind Energy, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"), which was adopted by the Board of Directors on October 24, 2007. The Deferred Compensation Plan is an unfunded deferred compensation arrangement subject to the provisions of Section 409A of the U.S. Internal Revenue Code. During 2009, one of our Directors elected to participate in the Deferred Compensation Plan. The value of each participant's account is deemed invested in shares of Company common stock and is payable upon separation from service or, in the Administrator's discretion, upon an unforeseeable emergency. There were no earnings on deferred compensation for 2009.

2009 Director Compensation Table

        The following table sets forth compensation information for the Company's Directors in 2009.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
James M. Lindstrom	$146,250	$25,000	$171,250
Chairman of the Board of Directors
Charles H. Beynon	$108,000	$25,000	$133,000
Director
William M. Barrett(3)	$9,861	—	$9,861
Former Director
J. Cameron Drecoll	$—	—	$—
Chief Executive Officer
Terence P. Fox	$84,750	$25,000	$109,750
Director
David P. Reiland(4)	$120,906	$25,000	$145,906
Director
William T. Fejes, Jr.(5)	$74,361	$50,000	$124,361
Director

(1)
As described in the paragraphs directly preceding this Director Compensation Table in the section entitled "2009 Director Compensation," the Board of Directors terminated the 2007 Board Compensation Plan and, on March 11, 2009, approved the Board Compensation Program, effective January 1, 2009. Accordingly, other than the grant of RSUs to Mr. Fejes in March 2009, all fees earned in 2009 pertain to the Board Compensation Program.

(2)
Stock awards represents the gross grant date fair value of RSUs awarded during 2009 in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718—Compensation—Stock Compensation ("ASC Topic 718") under the Broadwind Energy, Inc. 2007 Equity Incentive Plan and assumes no forfeiture rates derived in the calculation of the grant date fair value of the awards.

(3)
Mr. Barrett served on our Board of Directors until his resignation in February 2009.

(4)
Individual elected to defer Board of Director fees. The Company maintains a deferred compensation plan for certain key employees and nonemployee Directors, whereby certain wages earned, compensation for services rendered, and discretionary company-matching contributions are deferred and deemed to be invested in the Company's common stock. Changes in the fair value of the plan liability are recorded as charges or credits to compensation expense. The fair value of the plan liability to the Company is included in accrued liabilities in the Company's consolidated balance sheets.

(5)
Includes 7,042 RSUs granted in connection with the appointment of Mr. Fejes to our Board of Directors in March 2009, replacing Mr. Barrett who resigned in February 2009. Mr. Fejes was appointed to the Board's Audit Committee and serves as Chairman of the Board's Governance/Nominating Committee.

CORPORATE GOVERNANCE

Independence

        The Board of Directors has determined that currently and at all times during the year ended December 31, 2009, a majority of its members are and have been "independent" as defined by the listing standards of the Nasdaq Stock Market ("Nasdaq"). The Board of Directors considers in its evaluation of independence any existing related-party transactions, which are discussed later in this Proxy Statement in the section entitled "Certain Transactions and Business Relationships." The Board of Directors' determination is based on its belief that none of the independent Directors have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The current independent Directors are James M. Lindstrom, Charles H. Beynon, Terence P. Fox, David P. Reiland and William T. Fejes, Jr.

Code of Ethics and Business Conduct

        The Company has a Code of Ethics and Business Conduct ("Code of Ethics") that applies to all of our employees, Directors, and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest, and insider trading. The Code of Ethics is posted on our Internet website, www.broadwindenergy.com, and is available in print, free of charge to any stockholder who sends a request for a paper copy to Broadwind Energy, Inc., Attn: Investor Relations, 47 East Chicago Avenue, Suite 332, Naperville, IL 60540. Broadwind intends to include on its website any amendment to, or waiver from, a provision of its Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Board Leadership Structure

        The Board is led by its Chairman, Mr. Lindstrom, who is considered to be an independent Director. The Board believes that separating the roles of Chief Executive Officer and Chairman of the Board is the most appropriate structure for the Company at this time. Having an independent Chairman of the Board is a means to ensure that the Chief Executive Officer is accountable for managing the Company in the best interests of stockholders while, at the same time, acknowledging that managing the Board is a separate and time intensive responsibility. The Board also believes that an independent Chairman of the Board can serve to curb conflicts of interests, promote oversight of risk and manage the relationship between the Board and the Chief Executive Officer.

Risk Oversight

        The Board and its audit committee play an active role in the oversight of risk and the Company's risk management practices. The Audit Committee primarily is responsible for review of financial and compliance risks, with the full Board responsible for other risks. In addition, the Finance Committee assists the Board and provides oversight in connection with risks related to the Company's financial affairs, including its liquidity, financing plans and capital structure. Because of its size and available resources, the Company does not have a dedicated risk management function; rather certain employees within the Company are charged with responsibility for specific risk areas, including operational risks, liquidity risks, legal risks and compliance risks. These individuals make periodic reports to the Board and the Audit Committee on their areas of risk oversight. In addition, the Company's Director of Compliance has a direct reporting relationship to the Audit Committee.

Proxy Agreements and Tontine Voting Rights

        As disclosed above under the heading "Principal Stockholders and Management Stockholdings," 37.5% of our common stock is owned by certain affiliated entities: Tontine Capital Partners, L.P. ("TCP"), Tontine Capital Overseas Master Fund, L.P. ("TMF"), Tontine Partners, L.P. ("TP"), Tontine Overseas Fund, Ltd. ("TOF"), Tontine 25 Overseas Master Fund, L.P. ("T25"), and TCP Overseas Master Fund II, L.P. ("TCP2" and collectively with TCP, TMF, TP, TOF, T25 and their affiliates, "Tontine"). In addition to the shares owned by Tontine, Tontine has voting control over additional shares of our common stock for certain matters, pursuant to the following proxy agreements:

        The Founding Stockholders' Proxy Agreements:    In connection with a Securities Purchase Agreement among TCP and TMF, as buyers, and Raymond L. Brickner III, Christopher C. Allie, Daniel P. Wergin and Terence P. Fox, as sellers (together, the "Founding Stockholders"), which was entered into in March 2007, each of the Founding Stockholders entered into an irrevocable proxy agreement with TCP and TMF (the "Founding Stockholders' Proxy Agreements"), whereby each Founding Stockholder appointed each of TCP or TMF and any other person appointed by those entities as a proxy with respect to any and all shares of our common stock then beneficially owned or subsequently acquired by such persons, including shares over which such persons have voting control as trustee or in any other capacity, with respect to the following matters: (i) ensuring that any future acquisitions by Tontine entities of up to 35% of our fully-diluted outstanding common stock will not be subject to anti-takeover provisions included in any of our organizational documents or the laws and regulations of any governmental authority; and (ii) electing directors for the purpose of enforcing the rights of TCP and TMF to appoint designees to our Board of Directors, which rights were granted to TCP and TMF in a Securities Purchase Agreement dated March 1, 2007, among TCP, TMF and us (the "March 2007 Agreement") and a Securities Purchase Agreement dated August 22, 2007 among TCP, TMF and us (the "August 2007 Agreement"). Pursuant to the Founding Stockholders' Proxy Agreements, each of the Founding Stockholders also agreed in his capacity as a Director on our Board of Directors to vote for the Board of Directors designees of TCP and TMF and to enforce the rights of those entities in connection with any future acquisitions by them of our common stock. The Founding Stockholders' Proxy Agreements terminate automatically at such time as Tontine no longer has the right to acquire our common stock or appoint Directors to our Board of Directors.

        The Brad Foote Proxy Agreement:    In connection with our acquisition of Brad Foote, a gearing systems manufacturer, and the appointment of J. Cameron Drecoll as a Director and our Chief Executive Officer, the former Brad Foote stockholders and Tontine entered into a proxy agreement, whereby Tontine agreed that, so long as the former Brad Foote stockholders collectively own at least 15% of our common stock, Tontine will vote its shares of our common stock for Mr. Drecoll in any election of Directors to our Board of Directors. The former Brad Foote stockholders similarly agreed that, so long as Tontine and its affiliates have the right to appoint at least one Director to our Board of Directors under either the March 2007 Agreement or the August 2007 Agreement, the former Brad

Foote stockholders will vote their shares of our common stock in favor of the election of those individuals appointed by Tontine.

        In connection with the March 2007 Agreement and the August 2007 Agreement, Broadwind agreed (i) that for so long as Tontine holds at least 10% of the then issued and outstanding common stock, Tontine shall have the right to have a representative attend meetings of Broadwind's Board of Directors as an observer and shall have the right to appoint two members to Broadwind's Board of Directors, and (ii) that for so long as Tontine holds at least 20% of the then issued and outstanding common stock, Tontine shall have the right to appoint three members to Broadwind's Board of Directors. In addition, Broadwind agreed that as long as Tontine has a designation right as described above, the Company's Board of Directors shall be comprised of no more than nine Directors.

        Pursuant to the above agreements, Tontine has nominated three of the proposed nominees for election to the Board of Directors: Charles H. Beynon, James M. Lindstrom and William T. Fejes, Jr.

Stockholder Communications with the Board of Directors

        Stockholders may communicate directly with the Board of Directors. All communications should be directed to the Company's Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management Directors, and the Company's Secretary will forward the communications to all specified Directors. If no Director is specified, the communication will be forwarded to the entire Board of Directors. Stockholder communications to the Board of Directors should be sent to:

Broadwind Energy, Inc.
Attn: Corporate Secretary
47 East Chicago Avenue
Suite 332
Naperville, Illinois 60540

Director Attendance at Annual Meetings

        Directors' attendance at Annual Meetings of Stockholders can provide stockholders with an opportunity to communicate with Directors about issues affecting the Company. Our Principles of Corporate Governance encourage our Directors to attend the Annual Meeting of Stockholders. All of our Directors attended the 2009 Annual Meeting of Stockholders.

Committee and Board of Directors Meetings

        During 2009, the Board of Directors met seventeen (17) times, including in-person and telephonic meetings. The Directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent of a majority of all Directors, in accordance with the Company's charter and Bylaws and Delaware law.

        The Company's Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Governance/Nominating Committee, the Executive Committee and the Finance Committee. The Audit, Compensation and Governance/Nominating Committees were formed in October 2007. The Executive Committee was formed in August 2008. The Finance Committee was formed in November 2008.

        In 2009, each Director attended 94% or more of the aggregate number of meetings of the Board of Directors and of committees of which he was a member.

  Current Committee Membership

        The following table sets forth the membership of each of the Board's committees.

Audit Committee	Compensation Committee	Governance/Nominating Committee
Charles H. Beynon (Chair)	James M. Lindstrom (Chair)	William T. Fejes, Jr.(Chair)
David P. Reiland	Charles H. Beynon	James M. Lindstrom
William T. Fejes, Jr.	Terence P. Fox	Terence P. Fox

Executive Committee	Finance Committee
James M. Lindstrom (Chair)	David P. Reiland (Chair)
J. Cameron Drecoll
David P. Reiland

Audit Committee

        The Board of Directors maintains an Audit Committee comprised of three of our independent Directors, including two financial experts (as defined below). The current members of the Audit Committee are Charles H. Beynon (Chair), David P. Reiland and William T. Fejes, Jr. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the Nasdaq Marketplace Rule that governs audit committee composition, Rule 4350(d)(2), including the requirement that audit committee members all be "independent directors" as that term is defined by Nasdaq Rule 5606(c), and that the Audit Committee and its members satisfy the criteria of Section 10A(m)(3) and Rule 10A-3 of the Exchange Act. The primary function of the Audit Committee is assisting the Board of Directors with oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee charter is posted on our Internet website, www.broadwindenergy.com, and may be amended by approval of the Board of Directors, upon recommendation by the Governance/Nominating Committee. The charter was approved on December 13, 2007 and amended on December 17, 2010. The Audit Committee met sixteen (16) times in 2009.

  Audit Committee Charter and Scope of Authority

        Under the Audit Committee's written charter, the primary duties and responsibilities of the Audit Committee include, but are not limited to, the following:

  •
  Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

  •
  Review with management and the independent accountants any quarterly or annual report prior to its filing and any release of earnings prior to its release.

  •
  Appoint, compensate and oversee the Company's independent accountants. The Company's independent accountants report directly to the Audit Committee. Pre-approve all audit services and non-audit services to be performed by the Company's independent accountants.

  •
  Periodically consult with the independent accountants outside of the presence of management regarding the integrity of the Company's internal and external reporting processes, adequacy of internal controls and the fullness and accuracy of the Company's financial statements.

  •
  Inquire of management and external accountants about the adequacy of the Company's internal control procedures as a complete system, as well as the discovery of any individual material gaps and/or failures in the Company's internal control procedures.

  •
  Review the audit scope and plan of internal auditors and independent auditors in order to ensure coordination of efforts, completeness of coverage, reduction of redundant efforts and effective use of audit resources.

  •
  Prepare an annual Audit Committee Report to be presented to the Board of Directors.

  •
  At least annually, or more frequently as may be necessary, each executive officer and Director of the Company shall report to the Audit Committee regarding all related-party transactions to which such person and the Company may be a party prior to the implementation of such transaction to assess whether such transactions meet applicable legal requirements.

  •
  As required by the applicable regulations of the SEC and Nasdaq, establish and maintain procedures for efficiently responding to complaints received by the Company regarding accounting, internal accounting controls and auditing, including, among other things, procedures that allow employees to submit concerns regarding questionable accounting and auditing matters on an anonymous basis.

  •
  Review annually the Audit Committee's charter, make appropriate recommendations to the Governance/Nominating Committee, and publish its Charter in accordance with applicable SEC and Nasdaq rules and regulations.

  Audit Committee Financial Experts

        The Board of Directors has determined that each of Charles H. Beynon and David P. Reiland is an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act. The designation of Messrs. Beynon and Reiland as audit committee financial experts does not impose on Messrs. Beynon or Reiland any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Messrs. Beynon and Reiland as members of the Audit Committee and the Board of Directors in the absence of such designation or identification.

Audit Committee Report

        In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing, and financial reporting practices of Broadwind. In discharging its responsibilities regarding the audit process, the Audit Committee:

  (1)
  reviewed and discussed the audited financial statements with management;

  (2)
  discussed with the independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees); and

  (3)
  reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission.

Members of the Audit Committee: Charles H. Beynon (Chair) William T. Fejes, Jr. David P. Reiland

Compensation Committee

        The responsibility for evaluation of the compensation policies of the Company, oversight of management's performance, and recommendations regarding compensation of senior management, has been delegated by the Board of Directors to the Compensation Committee. The current members of the Compensation Committee are James M. Lindstrom (Chair), Charles H. Beynon and Terence P. Fox. Messrs. Lindstrom, Beynon and Fox satisfy, in the judgment of the Board of Directors, the independence requirements of Nasdaq Rule 5605(d).

  Compensation Committee Charter and Scope of Authority

        Under the Compensation Committee's written charter, the primary duties and responsibilities of the Compensation Committee include the following:

  •
  Periodically review with management the Company's philosophy of compensation, taking into consideration enhancement of stockholder value from a short, intermediate and long-term perspective, and the fair and equitable compensation of all employees.

  •
  Annually consider the relationship between the Company's strategic and operating plans and the various compensation plans for which the Compensation Committee is responsible.

  •
  Annually review the individual and Company performance goals and objectives of the Chief Executive Officer and other senior management, evaluate such officers' performance in light of these goals, and determine and approve appropriate compensation levels and equity grants based on this evaluation, market data and the Company's compensation philosophy.

  •
  Review senior management compensation policies and plans, including incentive plans, equity plans, benefits and perquisites.

  •
  Review development plans for senior management.

  •
  Periodically review with management, and advise the Board of Directors with respect to, management's assessment of the effectiveness of the Company's human resources policies, strategies and programs, including compensation levels, employee deferred compensation plans, employee benefits, and the ability to attract, develop and retain talent.

  •
  Periodically review with management, and advise the Board of Directors with respect to, equity compensation plans and related registration statements and report to the full Board of Directors if any stockholder approval or additional registration is necessary.

  •
  Periodically review with management and advise the Board of Directors with respect to administration of employee benefit plans.

  •
  Review and recommend compensation plans for members of the Board of Directors.

  •
  Assist the Board of Directors and the Company in developing and reviewing public disclosure of matters relating to the compensation of the Company's Directors, senior management and Chief

    Executive Officer, as required by applicable laws or regulations or as the Board of Directors deems to be in the best interest of the Company.

  •
  Review periodically the Compensation Committee's charter, and make appropriate recommendations to the Governance/Nominating Committee.

        The Compensation Committee charter is posted on our Internet website, www.broadwindenergy.com, and may be amended by approval of the Board of Directors, upon recommendation by the Governance/Nominating Committee. The charter was approved on December 13, 2007. The Compensation Committee met ten (10) times in 2009.

        In making its compensation decisions and recommendations, the Compensation Committee may take into account the recommendations of the Chief Executive Officer and other senior management, which, as defined in the Compensation Committee charter, includes any officer who reports directly to the Chief Executive Officer and any other officer of the Company or its subsidiaries so designated by the Chief Executive Officer. Other than giving such recommendations, however, the Chief Executive Officer and other senior management have no formal role and no authority to determine the amount or form of executive and Director compensation.

        The Compensation Committee may, at the expense of the Company, retain legal counsel (which may, but need not be, the regular corporate counsel to the Company) and other consultants and advisors to assist it with its functions. The Compensation Committee has authority to approve such advisors' fees and other retention terms and to terminate its relationship with any such advisor. In addition, the Compensation Committee has authority to delegate its responsibilities to subcommittees or individual committee members.

Governance/Nominating Committee

        The current members of the Governance/Nominating Committee are William T. Fejes, Jr. (Chair), James M. Lindstrom and Terence P. Fox. The Board of Directors believes that each member of the Governance/Nominating Committee satisfies the independence requirements of Nasdaq Rule 5605(e). The nominees for election to the Board of Directors at the Annual Meeting were recommended by the Governance/Nominating Committee. The Governance/Nominating Committee charter is posted on our Internet website, www.broadwindenergy.com, and may be amended by approval of the Board of Directors, upon recommendation by the Governance/Nominating Committee. The charter was approved on December 13, 2007 and amended on November 10, 2008. The Governance/Nominating Committee met two (2) times in 2009.

        The Governance/Nominating Committee will review Director nominees proposed by stockholders. A stockholder who wishes to recommend one or more Director nominees must provide a written recommendation to the Secretary of the Company, at Broadwind Energy, Inc., 47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540. Notice of a recommendation must include:

        with respect to the stockholder:

  •
  such stockholder's name and address, and

  •
  the class and number of shares of the Company's common stock such stockholder owns;

        with respect to the Director nominee:

  •
  name, age, business address and residence address,

  •
  current principal occupation,

  •
  five year employment history with employer names and a description of the employer's business,

  •
  the number of shares of the Company's common stock beneficially owned by the Director nominee,

  •
  whether such Director nominee can read and understand basic financial statements,

  •
  board membership(s), if any, and

  •
  a description of the experience and character traits of the Director nominee that, based on the board membership criteria (as described below), cause the Director nominee to be suitable for Board of Directors membership, and, if desired, an explanation of why the stockholder believes that the Director nominee would make a meaningful contribution to the Board of Directors.

        The recommendation must be accompanied by a written consent of the Director nominee to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Company may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

        The Governance/Nominating Committee is responsible for matters relating to the selection of candidates for, and the tenure of the members of, the Board of Directors; for developing and recommending to the Board of Directors the Company's Principles of Corporate Governance; and for overseeing and carrying out policies and processes that enhance the effective and efficient governance of the Company.

        The Governance/Nominating Committee will consider candidates for the Board of Directors who are recommended by stockholders, Directors, third party search firms engaged by the Company and other sources. When selecting candidates for recommendation to the Board of Directors, the Governance/Nominating Committee will consider the attributes of the candidates and the needs of the Board of Directors and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating Director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, having familiarity with our business and industry, having high moral character and mature judgment, and being able to work collegially with others. In addition, factors such as the following shall be considered:

  •
  the independence standards established by the Company, the presence of any material interests that could cause a conflict between the Company's interests and the interests of the Director nominee, and the Director nominee's ability to exercise his or her best business judgment in the interest of all stockholders;

  •
  the Director nominee's willingness to adhere to the Company's Code of Ethics;

  •
  the Director nominee's ability to devote sufficient time to the business of the Board of Directors and at least one of the standing committees of the Board of Directors, in light of the number of other boards on which the Director nominee serves (for profit and not-for-profit) and the other business and professional commitments of the Director nominee;

  •
  the appropriate size and the diversity of the Company's Board of Directors;

  •
  the knowledge, skills and experience of the Director nominee, including experience in the industries in which the Company operates, as well as in the general areas of business, finance, management and public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

  •
  the Director nominee's familiarity with domestic and international business matters;

  •
  legal and regulatory requirements that are applicable to the Company;

  •
  the Director nominee's experience with accounting rules and practices;

  •
  the Director nominee's ability to enhance the relationship of the Company's business to the changing needs of society; and

  •
  the desire of the Board of Directors to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

        The Governance/Nominating Committee believes in an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Committee does not have a formal policy in this regard, the diversity of the Board is listed as a factor to be considered in evaluating candidates for the Board, among others, in the Broadwind Energy, Inc. Governance/Nominating Committee Policies for Director Nominations and Stockholder Proposals, which is available on our website. The Governance/Nominating Committee seeks to achieve a range of talents, skills and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.

Executive Committee

        The Executive Committee currently consists of James M. Lindstrom (Chair), J. Cameron Drecoll and David P. Reiland. The Executive Committee met once during fiscal year 2009 in addition to communicating informally to discuss the affairs of the Company and, when appropriate, periodically took formal action by written consent of its members, in accordance with the Company's Bylaws and applicable Delaware law.

        The Executive Committee's primary responsibility is to serve as an administrative committee of the Board to facilitate approval of certain corporate actions that do not require consideration by the full Board relating to the management of the business and affairs of the Company as are specifically delegated to it by resolution of the full Board; provided, however, that the Executive Committee's authority does not extend to several actions, including amending the Company's Certificate of Incorporation or Bylaws, recommending to the stockholders of the Company or approving any tender offer or exchange offer, or the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the stockholders of the Company or approving a dissolution of the Company or a revocation of a dissolution, recommending to the stockholders any transaction which needs stockholder approval, declaring dividends, authorizing the issuance or repurchase of stock of the Company.

Finance Committee

        David P. Reiland is the only current member and the Chair of the Finance Committee. William M. Barrett served on the Finance Committee until his resignation from the Board of Directors, effective February 3, 2009. The Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's financial affairs, including the Company's liquidity, short and long-term financing plans and capital structure, reviews the annual business plan of the Company and performs other duties as the Board of Directors may delegate from time to time. The Finance Committee did not have any formal meetings in 2009, but met with management representatives frequently throughout the year.

EXECUTIVE OFFICERS

        The names and ages of all our executive officers and the positions held by each with the Company are as follows:

Name	Age	Position
J. Cameron Drecoll	55	Chief Executive Officer
Jesse E. Collins, Jr.	44	Group President, Tower Tech and Badger
Kevin E. Johnson	39	Corporate Controller and Chief Accounting Officer
Stephanie K. Kushner	54	Chief Financial Officer
Lars Moller	42	President, Technology and International
Robert A. Paxton(1)	36	Senior Vice President, Human Resources
J.D. Rubin	33	Vice President, General Counsel and Secretary

(1)
On March 22, 2010, Mr. Paxton notified the Company that he was resigning from his position as Senior Vice President, Human Resources of the Company, effective April 30, 2010.

        John Cameron Drecoll has served as our Chief Executive Officer and also as a Director since October 19, 2007. He was appointed to these positions in connection with our acquisition of Brad Foote, where Mr. Drecoll held the positions of majority stockholder and Chief Executive Officer since 1996. Mr. Drecoll has more than 30 years of experience in the industrial manufacturing segment. Prior to acquiring Brad Foote, Mr. Drecoll was a Vice President of Regal Beloit Corporation, a public company that designs, manufactures and markets industrial power transmission equipment. In that role he specialized in integration and turnaround of new acquisitions. During his 15 years at Regal Beloit, the company enjoyed a five-fold increase in sales. Mr. Drecoll served on the Board of Directors of the American Gear Manufacturers Association and served as Chairman in 2003. Mr. Drecoll received a bachelor's degree in mechanical engineering and a Master of Business Administration degree from Marquette University.

        Jesse E. Collins, Jr. was appointed Group President for our Tower Tech and Badger Transport subsidiaries on June 23, 2009. Mr. Collins is responsible for the growth, operational execution and successful integration of our wind tower and logistics segments. Prior to joining us in August 2008, he was employed by Dallas-based Trinity Industries, Inc. ("Trinity") where he held various operational roles of increasing responsibility for 15 years. Among these roles, he served as President of Trinity Containers, LLC, the largest propane container manufacturer in North America, and President of Trinity Structural Towers, Inc., the continent's largest wind tower manufacturer. Prior to his employment with Trinity, Mr. Collins worked for Triumph Group, a flight control surface manufacturer in the aerospace industry. Mr. Collins holds an undergraduate degree in accounting from the University of Texas at Arlington. Mr. Collins has been a member of both the American Wind Energy Association and the National Propane Gas Association.

        Kevin E. Johnson became our Corporate Controller and Chief Accounting Officer on August 15, 2009. Prior to that role, Mr. Johnson served as our Interim Chief Financial Officer beginning July 13, 2009. Previously, he had been our Director of Compliance since June 2008. Prior to joining us, Mr. Johnson served as Vice President, Internal Audit for RR Donnelley & Sons Company from 2002 to 2008. Mr. Johnson brings more than 16 years of finance, audit, and senior management experience, including working at Cadant Inc., Salton Inc. and Deloitte. Mr. Johnson earned his undergraduate degree from Purdue University and is a Certified Public Accountant.

        Stephanie K. Kushner has served as our Chief Financial Officer since August 15, 2009. Immediately prior to her role as Chief Financial Officer, Ms. Kushner served as a financial and business advisor beginning July 29, 2009. Ms. Kushner has 30 years of accounting and finance experience, including serving as Chief Financial Officer for publicly traded global manufacturer Federal

Signal Corporation from 2002 to 2008. Ms. Kushner held several global finance leadership positions with FMC Corporation and began her career with Amoco Corporation. Ms. Kushner holds an MBA from the Wharton School and a bachelor's degree in economics from Douglass College at Rutgers University. Ms. Kushner has served on the Board of Directors of Wabash National Corporation since 2004 and currently chairs the audit committee.

        Lars Moller has served as our President, Technology and International, since June 23, 2009. He was our Executive Vice President and Chief Operating Officer from May 1, 2008 until June 23, 2009, when the position of Chief Operating Officer was eliminated, and served as our Executive Vice President of Business Development from October 2007 to May 2008. Mr. Moller has been working in wind energy-related industries for more than 20 years. In his position, Mr. Moller is focused on technology leadership and international expansion, along with managing key customer and other third-party relationships. Prior to joining us, Mr. Moller was President of DMI Industries, a wind tower manufacturer based in West Fargo, North Dakota ("DMI") from January 2003 to October 2007. As its President, he transformed DMI from a small steel fabrication shop into one of the North American leaders in wind tower manufacturing. Mr. Moller began his career with Bonus Energy (now Siemens Wind Power) in 1986 and held senior management positions with Vestas American and Difko (now enXco). Mr. Moller serves on the boards of both the American Wind Energy Association and Canadian Wind Energy Association.

        Robert A. Paxton has served as our Senior Vice President, Human Resources, since June 30, 2008. Prior to joining us, Mr. Paxton worked for Whirlpool Corporation from June 2002 to June 2008 where he held several human resources leadership positions at locations worldwide. Mr. Paxton completed his tenure at Whirlpool Corporation as Vice President, Global Human Resources. Mr. Paxton began his career with global energy producer BP, where he held various human resources leadership positions from June 1995 to June 2002. Mr. Paxton earned his undergraduate degree from Ohio University and holds an MBA from the University of Houston-Victoria. On March 22, 2010, Mr. Paxton notified the Company that he was resigning from his position as Senior Vice President, Human Resources of the Company, effective April 30, 2010.

        J.D. Rubin has served as our Vice President, General Counsel and Secretary since June 30, 2008. Prior to joining the Company, Mr. Rubin was with the Chicago-based law firm of Barack Ferrazzano Kirschbaum & Nagelberg LLP, where he practiced corporate and securities law from September 2003 to June 2008. Mr. Rubin earned his undergraduate degree from the University of Wisconsin-Madison and his law degree from Northwestern University School of Law.

 COMPENSATION DISCUSSION AND ANALYSIS

        The following Compensation Discussion and Analysis provides a description of the material elements of the Company's executive compensation practices for its named executive officers. This description should be read in conjunction with the Summary Compensation Table and related tables in this document.

        For 2009, our named executive officers consisted of the Chief Executive Officer, the Chief Financial Officer, two Interim Chief Financial Officers, a former Chief Financial Officer, and the three other executive officers who received the highest amount of total compensation in 2009, as follows:

Name	Position
J. Cameron Drecoll	Chief Executive Officer
Stephanie K. Kushner	Chief Financial Officer
Lars Moller	President, Technology and International
Robert A. Paxton	Senior Vice President, Human Resources
Jesse E. Collins, Jr.	Group President, Tower Tech and Badger
Matthew J. Gadow	Former Chief Financial Officer
Stephen E. Graham	Former Interim Chief Financial Officer
Kevin E. Johnson	Corporate Controller, Chief Accounting Officer and Former Interim Chief Financial Officer

        As disclosed in the above table, the Company made several changes with regard to the Chief Financial Officer position in 2009. Mr. Matthew J. Gadow was the Chief Financial Officer at the beginning of 2009 until entering into a separation agreement with the Company effective April 30, 2009. Subsequent to Mr. Gadow's departure, the Company commenced a search for a permanent replacement. During the interim period, Mr. Stephen E. Graham was appointed as our Interim Chief Financial Officer effective April 30, 2009, until his resignation on June 19, 2009 to accept a permanent position elsewhere. Mr. Kevin E. Johnson was then appointed as our Interim Chief Financial Officer effective July 13, 2009 through August 14, 2009. Mr. Johnson assumed the role of Corporate Controller and Chief Accounting Officer on August 15, 2009. Ms. Stephanie K. Kushner was appointed as our Chief Financial Officer effective August 15, 2009. From July 29, 2009 until August 14, 2009, Ms. Kushner served in the role of financial and business advisor reporting directly to the Company's Chief Executive Officer.

Role of Compensation Consultant

        Pursuant to the terms of its charter, the Compensation Committee has the authority to retain independent advisors to assist in carrying out its responsibilities. In accordance with this authority, in 2009, the Compensation Committee continued to engage the services of Hewitt Associates LLC ("Hewitt"), an outside global human resources consulting firm, as its independent outside consultant to advise the Compensation Committee on compensation matters.

        In 2009, Hewitt assisted in the following matters:

  •
  Review of custom peer group;

  •
  Preparation of a competitive compensation review with respect to the Chief Executive Officer and other executives;

  •
  Assistance with the development of incentive compensation plans;

  •
  Input regarding outside director compensation; and

  •
  Preparation of other analyses and providing advice on other aspects of our executive compensation policies and programs as requested by the Compensation Committee.

        In February 2010, Hewitt spun off a portion of its executive compensation consulting practice into a separate, entirely independent entity named Meridian Compensation Partners LLC ("Meridian"). After our fiscal year end, but prior to the filing of this Proxy Statement, the Compensation Committee retained Meridian as its independent compensation consultant. Meridian, an independent consultant company which is wholly owned by its partners, provides executive compensation advisory services to the Compensation Committee, but provides no other services to the Company.

Role of Executive Officers in Compensation Decisions

        The Board of Directors, based upon recommendations of the Compensation Committee, makes compensation decisions regarding the executive officers. The Compensation Committee approves equity grant recommendations. However, in making its decisions, the Compensation Committee seeks and considers input from senior management. Senior management regularly participates in the Compensation Committee's activities in the following specific respects:

  •
  The Chief Executive Officer reports to the Compensation Committee with respect to his evaluation of the performance of our senior executives, including the other named executive officers. Together with the Senior Vice President, Human Resources, the Chief Executive Officer makes recommendations as to compensation decisions for these individuals, including base salary levels and the amount and mix of incentive awards.

  •
  The Chief Executive Officer, the Chief Financial Officer, and the Senior Vice President, Human Resources, develop and recommend performance objectives and targets for our incentive compensation programs. The Senior Vice President, Human Resources, and General Counsel assist the Chairman of the Compensation Committee in developing meeting agendas and manage the preparation and distribution of pre-meeting informational materials on the matters to be considered.

  •
  The Chief Executive Officer, the General Counsel, and the Senior Vice President, Human Resources, attend the Compensation Committee's meetings. Management generally does not attend the executive session of the Compensation Committee. However, there are times when the Compensation Committee requests that the Chief Executive Officer be present for all or a portion of an executive session.

Executive Compensation Philosophy and Objectives

        Until March 2009, we did not have a formalized compensation philosophy or structure adopted by the Board of Directors. Consequently, compensation levels for many of the Company's executives were negotiated at the time when such executives were hired by the Company. Since the beginning of its engagement in August 2008, Hewitt has worked with the Compensation Committee and management to develop a formalized compensation philosophy. In December 2008, the Compensation Committee approved and adopted a philosophy which is designed to be competitive in nature by providing executives with meaningful rewards, while maintaining alignment with stockholder interests, affordability, corporate values and important management initiatives. The philosophy, approved by the Board of Directors in March 2009, is specifically designed to:

  •
  Attract, motivate, and retain highly experienced executives who are vital to our short- and long-term success, profitability, and growth;

  •
  Create alignment with executives and stockholders by rewarding executives for the achievement of strategic goals that successfully drive our operations and, thereby, enhance stockholder value;

  •
  Differentiate executive rewards based on actual individual and Company performance; and

  •
  Provide total compensation levels that are targeted between the 50th to 75th percentiles of competitive market practice based on the list of peer group companies set forth below. To achieve this, base salaries are structured using the 50th percentile of market practice as a guideline, annual bonus opportunities are targeted between the 50th to 75th percentiles of market practice, and long-term incentives are structured using the 50th percentile of market practice as a guideline.

        In accordance with this philosophy, the Compensation Committee believes that the executive compensation package should consist of cash and equity-based compensation, including base salary, an annual cash incentive opportunity, and long-term equity-based incentives.

Setting Executive Compensation

        The Compensation Committee structures the executive compensation plans and programs based on the above stated compensation philosophy and objectives. In furtherance of its philosophy and objectives, in late 2009, the Compensation Committee asked Hewitt to update relevant market data regarding executive pay opportunities.

        As part of the process of providing market data, Hewitt and the Compensation Committee reviewed the 26-company peer group that was developed for the Company in 2008. One company, VeraSun Energy Corp., was removed due to its filing for bankruptcy protection. The remaining 25 companies were analyzed for benchmarking purposes. Although many of the remaining companies in the peer group are not direct peers (due to the Company's specialized business), other critical factors were considered when the group was initially developed in 2008, including annual revenue, revenue growth, recent initial public offerings, and industry competitors for talent, customers, and investors. Based on these and other factors, the following 25 companies make up the custom peer group:

Altra Holdings Inc.	Esco Technologies Inc.	Powell Industries Inc.
American Commercial Lines	Franklin Electric Co., Inc.	RBC Bearings Inc.
Ameron International Corp.	Gardner Denver Inc.	Regal-Beloit Corp.
Astec Industries Inc.	GE Energy Services	Robbins & Myers Inc.
Brush Engineered Materials	Graco Inc.	Texas Industries Inc.
Coleman Cable Inc.	GT Solar Intl Inc.	Titan Machinery Inc.
Colfax Corp.	Infinera Corp.	Valmont Industries Inc.
Curtiss-Wright Corp.	Opnext Inc.
Edison Mission Group	Otter Tail Corp.

        For comparison purposes, the Company's annual revenues are below the median revenues of the peer group. Because of the variance in size among the companies comprising the peer group, regression analysis is used to adjust the compensation data for differences in company revenues. This adjusted value is used as the basis of comparison of compensation between the companies in the peer group and the Company. We use this approach to competitive benchmarking because we believe that our senior executives have skills that are transferable across industries, and this approach allows us to better attract, retain, and appropriately reward our executives.

        While general economic conditions and the Company's 2009 financial performance were not in-line with expectations of the Compensation Committee when it set the revenue scope in its 2008 benchmarking analysis, the Compensation Committee decided to continue to utilize the same revenue scope that was used in its 2008 benchmarking analysis for comparison purposes. The Compensation Committee believes that in order to continue to attract and retain executive talent, it was important to assess executive pay levels based on a consistent approach since our long-term strategic goals have not changed significantly from 2008.

Compensation Policies and Risk Management

        Although recently there has been increased scrutiny of risk and whether companies' compensation programs contribute to unnecessary risk taking, the Company has historically maintained a level of prudence associated with its compensation programs and will continue to do so. The Company does engage in a process to evaluate whether its executive and broad-based compensation programs contribute to unnecessary risk-taking and has concluded that the risks arising from these programs are not reasonably likely to have a material adverse effect on the Company.

Elements of Compensation

Overview and Analysis

        Beginning in 2009, the Compensation Committee implemented a formalized compensation structure for executives that included base salary, an annual incentive opportunity, and long-term incentives. In allocating compensation among these components, the Compensation Committee believes that the compensation of senior executives (having the greatest ability to influence the Company's performance) should be predominantly performance-based. The Compensation Committee does not solely use a formulaic approach in determining the weighting of each component of total compensation. Rather, after setting each separate component of compensation, the Compensation Committee reviews the total compensation package of each executive.

Components

Base Salary

        The Company pays its executives fixed annual salaries, which provide a degree of financial stability and are intended to reflect the competitive marketplace and to attract and retain quality executives. In determining the base salary for each executive, the Compensation Committee assesses the responsibilities associated with the position, individual contribution and performance, skill set, prior experience, and external pressures to attract and retain talent. Although the 50th percentile of the peer group market data is used as a guide to set base salaries for the named executive officers, actual base salaries may be higher or lower than the 50th percentile based on the factors set forth above.

        The Compensation Committee generally reviews base salaries for all named executive officers at the beginning of each year. In response to economic conditions, the Compensation Committee elected to freeze salaries for its executive officers in 2009 with limited exceptions. The following table summarizes base salaries for the named executive officers in 2009:

Executive(1)	Beginning of Fiscal Year Salary	End of Fiscal Year Salary		End of Fiscal Year Variance From 50th Percentile of Peer Group
J. Cameron Drecoll	$250,000	$250,000		-52.7%
Lars Moller	$350,000	$350,000		-9.9%
Stephanie K. Kushner	N/A	$325,000	(2)	9.1%
Jesse E. Collins, Jr.	$275,000	$275,000		-3.2%
Robert A. Paxton	$245,000	$245,000		-4.0%
Kevin E. Johnson	$175,000	$200,000	(3)	16.2%
Matthew J. Gadow	$300,000	N/A	(4)	N/A

(1)
Mr. Graham did not have an annual base salary during his tenure as Interim Chief Financial Officer, but rather was paid on a monthly basis at $20,000 per month.

(2)
Ms. Kushner commenced employment with the Company on July 29, 2009 in the role of financial and business advisor to the Company's Chief Executive Officer, and was appointed Chief Financial Officer effective August 15, 2009.

(3)
Mr. Johnson's base salary was increased effective July 19, 2009, in connection with his service as Interim Chief Financial Officer during the period of July 13, 2009 through August 14, 2009, and subsequent promotion to Corporate Controller and Chief Accounting Officer.

(4)
Mr. Gadow resigned from each of his positions as Executive Vice President and Chief Financial Officer with the Company effective April 30, 2009.

Annual Incentives

        Prior to 2008, the Company had no formal annual incentive program in place and specific bonus targets were not set. Furthermore, the annual bonus opportunity for named executive officers in 2008 was discretionary and was determined by the Compensation Committee based on negotiations that took place in connection with offers of employment for certain named executive officers, the recommendation of the Chief Executive Officer, and subjective individual and Company performance criteria established by the Compensation Committee. These criteria included, among other things, integration of acquired subsidiaries, building our corporate structure, building customer and other relationships and establishing the Company's corporate identity.

        On March 11, 2009, the Board of Directors reviewed and approved the Executive Short-Term Incentive Plan (the "STIP"), which is designed to reward senior executives of the Company and its subsidiaries. Pursuant to the STIP, the Compensation Committee determines which eligible executives participate in the STIP. Under the terms of the STIP, the Compensation Committee administers the STIP with full power and authority and determines whether incentive awards should be based on Company, business unit, or individual performance objectives for a given year. The Compensation Committee also establishes a target incentive level (and may, in its discretion, set a minimum, or threshold, level) with respect to each category of incentive award that will apply to participants in the STIP for such year.

        Unless otherwise determined by the Compensation Committee, all incentive awards under the STIP will be paid in cash. The STIP may be amended or terminated at any time by the Board. The Compensation Committee may, in its sole discretion, increase, reduce or eliminate an incentive award under the plan at any time and for any reason.

  Structure for 2009

        As stated above, in March 2009, the Board of Directors approved the STIP, which had previously been reviewed and recommended by the Compensation Committee. Under the STIP, executive officers have an annual target bonus that is a fixed percentage of salary. For 2009, the targeted amounts for named executive officers range from 40% to 100% of base salary, as follows:

Executive(1)	Targeted Annual Incentive (As a Percentage of Base Salary)
J. Cameron Drecoll	100%
Lars Moller(2)	80%
Stephanie K. Kushner(3)	75%
Jesse E. Collins, Jr.(2)	70%
Robert A. Paxton(2)	70%
Kevin E. Johnson	40%
Matthew J. Gadow(4)	80%

(1)
Mr. Graham did not have a target annual bonus in his role as Interim Chief Financial Officer.

(2)
In order to become aligned with market practice under the new STIP structure, the target annual incentives for Messrs. Moller, Collins, and Paxton were decreased from 100% in 2008 to their current levels for 2009.

(3)
Pursuant to the terms of her employment agreement, for 2009, Ms. Kushner's annual incentive opportunity was not subject to the terms of the STIP. Under the terms of her employment agreement, Ms. Kushner was eligible to receive a target bonus of 75% of her base salary prorated based on the amount of time she was employed by the Company during the year.

(4)
Mr. Gadow resigned from each of his positions as Executive Vice President and Chief Financial Officer with the Company effective April 30, 2009.

        To ensure that annual incentive pay is based on performance, threshold and maximum payout levels were also established. For performance at the threshold level, executives earn a bonus of 50% of the target. For performance at or above the maximum level, the payout is 175% of the target. Performance above the threshold level but below the maximum level earns a bonus of between 50% and 175% of the target. For performance below the threshold level, no bonus is earned.

        Each year the Compensation Committee sets incentive goals based upon financial and individual performance. For corporate executives, 80% of the bonus payout is based on corporate financial measures and 20% on achievement of individual goals and objectives. For executives who are business unit leaders, such as Mr. Collins, 60% of the weighting in determining the bonus payout is based on the applicable business unit financial measures, 20% on the corporate-level financial measures, and 20% on individual goals and objectives.

        Key corporate-level financial metrics used in determining 2009 financial performance were earnings before interest, taxes, depreciation, amortization and share-based compensation expense ("Adjusted EBITDA") and Adjusted EBITDA return on invested capital ("Adjusted EBITDA ROIC"). The key business unit financial metrics for 2009 were business unit Adjusted EBITDA and Adjusted EBITDA ROIC. The determination of the percentage of the bonus payout levels for financial performance was predicated on achieving certain levels of Adjusted EBITDA and Adjusted EBITDA ROIC based on our budget projections for 2009. For 2010, the Compensation Committee has approved a change in the key metric for determining financial performance to Adjusted EBITDA to more closely align with the Company's budgeting determinations.

        The Compensation Committee completed individual and business unit performance evaluations and determined that no awards would be granted pursuant to the STIP for 2009.

        Pursuant to the terms of her employment agreement, Ms. Kushner's annual incentive opportunity was not subject to the terms of the STIP. Ms. Kushner's bonus opportunity for 2009 was based upon the Company's ability to improve its control environment, liquidity goals and successful reorganization of the Company's finance department. In March 2010, the Compensation Committee awarded Ms. Kushner a $40,000 bonus based on the criteria set forth above. Starting in 2010, Ms. Kushner's annual incentive will be under the STIP and targeted at 75% of her base salary.

Long-Term Incentives

        In December 2008, the Compensation Committee approved and recommended to the Board of Directors a formalized long-term incentive program that is designed to reward executive officers through stock-based awards for performance over time. The Board of Directors approved the program in March 2009 based upon the recommendation of the Compensation Committee. The Compensation Committee believes that equity-based compensation ensures that executives have a continuing stake in our long-term success while providing a vehicle to retain highly-experienced executives who are vital to our short- and long-term success, profitability and growth.

        The long-term incentive program utilizes two different long-term incentive vehicles: stock options and RSUs. Stock options and RSUs were selected in order to deliver market-competitive long-term incentive opportunities that are targeted at the median of the peer group, and to encourage the behaviors and long-term perspective necessary for creating stockholder value. For each long-term incentive program participant, a targeted economic value to be delivered was determined for purposes of the formalized pay structure as a percentage of base salary, based in part on peer group market data. The long-term incentive grant (i.e., number of stock options and RSUs) is then calculated to deliver the targeted economic value evenly between stock options and RSUs.

        For 2009, the targeted economic value for named executive officers ranged from 30% to 140% of base salary, as follows:

Executive(1)	Targeted Long-Term Incentive (as a Percentage of Base Salary)
J. Cameron Drecoll	130% to 140%
Lars Moller	80% to 110%
Stephanie K. Kushner	80% to 110%
Jesse E. Collins, Jr.	60% to 70%
Robert A. Paxton	60% to 70%
Kevin E. Johnson	30% to 40%
Matthew J. Gadow	80% to 110%

(1)
Mr. Graham did not have a targeted long-term incentive opportunity in his role as Interim Chief Financial Officer.

        In determining the exact target long-term incentive percentages for each participant from within the above ranges, the Compensation Committee considered individual performance and retention needs. Mr. Drecoll did not receive a long-term incentive grant in 2009 based on his existing share ownership level and, therefore, the strong alignment of his interests with those of the Company's stockholders. Ms. Kushner did not receive a long-term incentive grant in 2009 because she was not employed by the Company at the time of grant. For the other named executive officers, the percentage obtained was as follows:

Executive(1)	Long-Term Incentive Obtained (as a Percentage of Base Salary)
Lars Moller	95%
Jesse E. Collins, Jr.	70%
Robert A. Paxton	70%
Kevin E. Johnson	30%
Matthew J. Gadow	0%

(1)
Mr. Graham did not have a targeted long-term incentive opportunity in his role as Interim Chief Financial Officer.

Stock Options

        The Compensation Committee selected stock options as a long-term incentive vehicle to:

  •
  Align the financial interests of executives with those of stockholders;

  •
  Promote the growth of our stock price by offering executives a financial stake in the Company; and

  •
  Maintain a competitive level of compensation.

  Grant Size

        The number of stock options granted is determined based on delivering approximately 50% of the long-term economic value of each named executive officer's long-term incentive award, as approved by the Compensation Committee. The actual number of stock options granted to each named executive officer is determined using a Black-Scholes option valuation methodology. The following table summarizes the stock option grants made to the named executive officers in 2009:

Executive	Grant Date	Stock Options Granted
Lars Moller	4/29/2009	41,356
Stephanie K. Kushner	7/29/2009	25,000	(1)
Jesse E. Collins, Jr.	4/29/2009	23,943
Robert A. Paxton	4/29/2009	21,331
Kevin E. Johnson	4/29/2009	6,530

(1)
Represents a grant received by Ms. Kushner in connection with the commencement of her employment with the Company.

  Grant Timing and Price

        In 2009 stock option grants for executive officers in connection with the Company's long-term incentive program were reviewed, discussed, and approved at a regularly scheduled Compensation Committee meeting in the second quarter of 2009. Starting in 2010, stock option grants to executives in connection with the Company's long-term incentive program will be reviewed, discussed, and approved annually at a regularly scheduled Board of Directors or Compensation Committee meeting during the first quarter of the year or such other time determined by the Board of Directors or Compensation Committee. The exercise price of each stock option is based on the closing stock trading price on the date of grant.

  Grant Design

        Stock options generally vest 25% per year over a four-year period and have an expiration term of ten years. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Restricted Stock Units (RSUs)

        The Compensation Committee selected RSUs as a long-term incentive vehicle to:

  •
  Retain key executives who are vital to our short- and long-term success;

  •
  Promote higher levels of Company stock ownership by executives; and

  •
  Encourage long-term planning by the senior leadership team.

  Grant Size

        The number of RSU grants is determined based on delivering approximately 50% of the long-term economic value of each named executive officer's long-term incentive award, as approved by the Compensation Committee. The following table summarizes the RSU grants made to the named executive officers in 2009:

Executive	Grant Date	RSUs Granted
Jesse E. Collins, Jr.	3/11/2009	16,129	(1)
Robert A. Paxton	3/11/2009	22,581	(1)
Lars Moller	4/29/2009	19,839
Lars Moller	12/17/2009	50,000	(2)
Jesse E. Collins, Jr.	4/29/2009	11,486
Robert A. Paxton	4/29/2009	10,233
Kevin E. Johnson	4/29/2009	3,132
Stephanie K. Kushner	7/29/2009	25,000	(3)

(1)
In order to aid the Company's liquidity position, Messrs. Collins and Paxton received immediately vested RSU grants in lieu of cash payment for 2008 annual bonuses.

(2)
Represents a special grant to recognize the significant business development efforts of Mr. Moller, as well as recognition for developing and leading our international and technology strategy.

(3)
Represents a grant received by Ms. Kushner in connection with the commencement of her employment with the Company.

  Grant Timing and Design

        In 2009, annual RSU grants for executive officers in connection with the Company's long-term incentive program were reviewed, discussed, and approved at a regularly scheduled Compensation Committee meeting in the second quarter of 2009. Starting in 2010, RSU grants to executives in connection with the Company's long-term incentive program will be reviewed, discussed, and approved annually at a regularly scheduled Board of Directors or Compensation Committee meeting during the first quarter of the year or such other time determined by the Board of Directors or Compensation Committee. RSUs generally vest 25% per year over a four-year period.

Retirement Plans

        Effective January 1, 2009, we replaced all of our defined contribution 401(k) retirement savings plans with one defined contribution 401(k) safe harbor plan covering substantially all of our non-union employees. Under the new plan, an eligible employee may elect to contribute a portion of their salary on a pre-tax basis, subject to federal statutory limitations. The plan requires the Company to make basic matching contributions equal to 100% of the first 3% of the eligible participant's plan compensation contributed as elective deferral contributions and 50% of the next 2% of the eligible participant's plan compensation contributed as an elective deferral contribution. Under the plan, elective deferrals and basic company matching will be 100% vested at all times. Beginning in the fourth quarter of 2009 the Company began making its 401(k) plan matching contributions in shares of its common stock.

Perquisites, Other Personal Benefits, and Other Compensation

        The Company generally does not provide the named executive officers with perquisites or other personal benefits such as Company vehicles, club memberships, financial planning assistance, tax preparation, or other benefits. Perquisites such as relocation support and executive life insurance may be offered to some executives as a way to attract and retain necessary talent. Such perquisites are disclosed in the Details Behind All Other Compensation Column table below.

Severance and Change-of-Control Provisions

        Our employment agreements with certain of the named executive officers contain severance and change of control provisions. These are more fully described below under "Potential Payments Upon Termination of Employment or Change of Control." The severance provisions are intended to protect senior executives from the loss of reasonably expected compensation and benefits if (i) the executive's employment is terminated by the Company without cause or (ii) the executive terminates his or her employment with the Company for good reason. We believe the change of control provisions are in the best interests of stockholders by assuring that we will have the continued dedication of the executives in the event of a pending, threatened or actual change of control. The provisions are also intended to provide our executives with incentives to obtain the highest possible value in the event of a future acquisition of the Company, despite the risk of losing employment and, in some cases, the opportunity to vest in their equity awards.

Health Benefits

        In 2008, we paid 100% of the named executive officers' premiums for medical coverage. For all other employees, we paid either 100% or 75% of the premiums for medical coverage, depending on the subsidiary of the Company with which the executive officers were employed. Starting in 2009, all employees, including the named executive officers, contributed approximately 25% of the cost of medical coverage premiums to participate in the medical plan.

Stock Ownership Guidelines

        Currently, we do not have any stock ownership guidelines in place.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended ("IRC") limits to $1,000,000 per year the deduction that a publicly held corporation may take for compensation paid to each of its chief executive officer and the three other most highly compensated employees other than the chief financial officer. An exception to this rule exists for compensation that is "performance-based," as defined in the IRC. Long-term incentive awards are designed to be "performance-based" for purposes of Section 162(m) and would not be subject to the deductibility limit. Under the STIP, annual incentive awards are not currently structured to be "performance-based" for IRC purposes. In addition, salaries, service-based RSUs, special employment and retention incentives, and special annual bonus payments do not qualify as "performance-based" compensation for this purpose.

        Although the Compensation Committee's policy is to structure compensation arrangements when possible in a manner that will avoid limits on deductibility, it is not a primary objective of our compensation program. In the view of the Compensation Committee, meeting the objectives stated above is more important than the ability to deduct the compensation for tax purposes.

2010 Special Recognition Award

        The Compensation Committee held a meeting in March 2010 and among other ordinary course actions taken at such meeting, recognized the extraordinary efforts that certain executives undertook in connection with the Company's public offering of securities consummated in January 2010, and approved a discretionary special recognition award to those executives. In addition to recognizing the contributions of these executives, the awards were intended to motivate and retain such executives in furtherance of the Company's strategic execution. The Compensation Committee and Board of Directors considered data on market practices of public companies granting special discretionary awards, and granted special recognition awards equivalent to 40% of base salary to certain executives, including Mr. Lars Moller and Ms. Stephanie K. Kushner, and awards equivalent to 20% of base salary to certain executives, including Mr. Kevin E. Johnson, Mr. Jesse E. Collins, Jr. and Mr. Robert Paxton.

Report of the Compensation Committee of the Board of Directors on 2009 Compensation

        This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on the review and discussion, has recommended to the Board that it be included in this Proxy Statement.

                      Members of the Compensation Committee:
                      James M. Lindstrom (Chair)
                      Terence P. Fox
                      Charles H. Beynon

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was, during the fiscal year ended December 31, 2009, an officer or employee of the Company or any of our subsidiaries. None of our executive officers currently serves, or in the past has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the Compensation Committee.

Employment Agreements

        John Cameron Drecoll was appointed Chief Executive Officer and a Director on October 19, 2007, in connection with completion of the Brad Foote acquisition. Mr. Drecoll's employment agreement, which has a three-year term, provides for an annual base salary of $250,000, subject to review and upward adjustment by the Board on at least an annual basis. In addition, Mr. Drecoll will be eligible each year during the term of the employment agreement for an annual bonus based on individual and Company performance criteria to be established by the Board.

        Lars Moller was hired on October 22, 2007 to serve as Executive Vice President of Business Development and was appointed on March 26, 2008 as our Executive Vice President and Chief

Operating Officer effective immediately. He served as Chief Operating Officer until June 23, 2009, when the position of Chief Operating Officer was eliminated, and was appointed on that date to the position of President, Technology and International. Mr. Moller's employment agreement has a three-year term with automatic renewal for successive one-year periods and provides for an annual base salary of $350,000, which is subject to review and adjustment at least annually, except that no adjustment shall be made prior to March 1, 2010. In addition, for 2008, Mr. Moller was eligible for an annual bonus in accordance with goals as mutually agreed upon in advance between Mr. Moller and the Company. For 2009 and thereafter, Mr. Moller is eligible for an annual bonus under the STIP.

        Stephanie K. Kushner was appointed as our Chief Financial Officer effective August 15, 2009. From July 29, 2009 until August 14, 2009, Ms. Kushner served in the role of financial and business advisor reporting directly to the Company's Chief Executive Officer. Ms. Kushner's employment agreement has a two-year term with automatic renewals for successive one-year periods. The agreement provides an annual base salary of $325,000, effective July 29, 2009, which is subject to review and adjustment by the Company at least annually. Ms. Kushner's annual bonus target was set at 75% of her base salary per her employment agreement. For fiscal year 2009, Ms. Kushner was not eligible for a bonus under the STIP, but was eligible for a target bonus of 75% of her base pay multiplied by the fraction of the year she was employed by the Company, and based on individual objectives mutually agreed by the Company and Ms. Kushner. For 2010 and thereafter, Ms. Kushner is eligible for an annual bonus under the STIP.

        Jesse E. Collins, Jr. was hired on August 1, 2008 to serve as Vice President of Heavy Manufacturing and Transportation Services and was appointed Group President on June 23, 2009. Mr. Collins' employment agreement has a two-year term with automatic renewals for successive one-year periods and provides for an annual base salary of $275,000, which is subject to review and adjustment by the Company. Mr. Collins is eligible for an annual bonus under the STIP.

        Robert A. Paxton was hired on June 30, 2008 to serve as Senior Vice President, Human Resources. Mr. Paxton's employment agreement has a two-year term with automatic renewal for successive one-year periods and provides for an annual base salary of $245,000, which is subject to review and adjustment by the Company at least annually. In addition, for 2008, Mr. Paxton was eligible for an annual bonus in accordance with goals as mutually agreed upon in advance between Mr. Paxton and the Company. For 2009 and thereafter, Mr. Paxton is eligible for an annual bonus under the STIP. On March 22, 2010, Mr. Paxton notified the Company that he was resigning from his position as Senior Vice President, Human Resources of the Company, effective April 30, 2010.

        Matthew J. Gadow was hired on October 22, 2007 to serve as Executive Vice President of Strategic Planning and was appointed on March 26, 2008 to be our Executive Vice President and Chief Financial Officer, effective May 1, 2008. Mr. Gadow's employment agreement had a three-year term with automatic renewal for successive one-year periods and provided for an annual base salary of $300,000, which was subject to review and adjustment at least annually, except that no adjustment was to be made prior to March 1, 2010. In addition, for 2008, Mr. Gadow was eligible for an annual bonus in accordance with goals as mutually agreed upon in advance between Mr. Gadow and the Company. For 2009, Mr. Gadow was eligible for an annual bonus under the STIP.

        On April 30, 2009, the Company and Mr. Gadow entered into a Separation Agreement and Release (the "Separation Agreement"). Pursuant to the Separation Agreement, Mr. Gadow resigned from each of his positions with the Company effective as of the close of business on April 30, 2009. Under the Separation Agreement, the Company made aggregate payments to Mr. Gadow in the gross amount of $225,000 which was to be paid over 9 months. The Separation Agreement also provided for: (i) the extended exercisability of 80,000 currently vested stock options until January 31, 2010; (ii) Company-provided COBRA payments for up to 12 months; and (iii) outplacement services for up to 12 months. The Separation Agreement also reaffirms the restricted covenants contained in

Mr. Gadow's employment agreement, but reduces certain restriction periods from 18 months to 9 months.

Termination of Employment Agreements

        The employment agreements for Messrs. Drecoll, Moller, Collins, and Paxton and Ms. Kushner provide that the terms may be shortened as follows: (i) by Broadwind for "cause" (as defined in the employment agreement), if the employee fails to cure the reasons that constitute "cause" within 30 calendar days of receiving notice from the Company; (ii) by Broadwind without "cause" upon 30 calendar days' written notice; or (iii) by the employee for "good reason" (as defined in the employment agreement), if Broadwind fails to cure the reasons that constitute "good reason" within 30 calendar days of receiving notice from the employee.

        The employment agreement of Mr. Drecoll provides that he will receive his base salary for a period of 12 months, plus other benefits for which he is eligible, if he is terminated without "cause" within one year of a "change of control" (as defined in the agreement). If the employment of Mr. Drecoll is terminated without "cause" or if he terminates his employment for "good reason," Broadwind will be obligated to pay to him his base salary for the remainder of the agreement's three-year term, or a period of 12 months, whichever is greater, plus other benefits for which he is eligible.

        The employment agreement of Mr. Moller provides that he will receive his base salary for a period of 36 months, plus other benefits for which he is eligible, if he is terminated without "cause" within one year of a "change of control" (as defined in his agreement). The employment agreement of Ms. Kushner provides that she will receive her base salary for a period of 36 months, plus other benefits for which she is eligible, and prorated bonus for the year in which the termination occurs if she is terminated without "cause" within one year of a "change of control" (as defined in her agreement). The employment agreement of Mr. Paxton provides that he would receive his base salary for a period of 24 months, plus other benefits for which he is eligible, if he is terminated without "cause" within one year of a "change of control" (as defined in his agreement). The employment agreement of Mr. Collins provides that he will receive his base salary for a period of 18 months, plus other benefits for which he is eligible, if he is terminated without "cause" within one year of a "change of control" (as defined in his agreement). In the event of a change of control, Mr. Moller's, Mr. Paxton's and Ms. Kushner's unvested equity awards under the 2007 Equity Incentive Plan shall become fully vested and immediately exercisable. If the employment of Messrs. Moller, Paxton, or Collins, or Ms. Kushner is terminated without "cause" or if the employee terminates their employment for "good reason," the Company would be obligated to pay the employee's then-current base salary for a period of 18 months, plus other benefits for which they are eligible. In addition, Ms. Kushner's employment agreement provides for a prorated bonus for the year in which the termination occurs if her employment with the Company is terminated without "cause" or she terminates her employment for "good reason."

        Our executives' employment agreements also contain noncompetition, nonsolicitation and confidentiality provisions. Mr. Drecoll's employment agreement includes noncompetition and nonsolicitation covenants that continue for two years after termination of employment. The noncompetition and nonsolicitation provisions in the employment agreements of Messrs. Moller, Paxton, and Ms. Kushner continue for 18 months after termination of employment. Mr. Collins' employment agreement includes noncompetition and nonsolicitation covenants that continue for 18 months and 2 years, respectively, after termination of employment. All of the agreements include provisions regarding confidentiality.

        Mr. Gadow's employment agreement contained termination, non-competition, non-solicitation and confidentiality provisions similar to those described above in the employment agreements of the other named executive officers. As described in further detail above, on April 30, 2009, the Company and Mr. Gadow entered into the Separation Agreement, pursuant to which Mr. Gadow resigned from each of his positions with the Company effective as of the close of business on April 30, 2009.

2009 Summary Compensation Table

        The table below sets forth certain information regarding annual and long-term compensation awarded, earned or paid for services in all capacities to our named executive officers for the years ended December 31, 2009, 2008 and 2007. Named executive officers include persons serving as principal executive officer during 2009, principal financial officer during 2009, executive officers who were serving as of December 31, 2009, received total compensation in excess of $100,000 for 2009 and, excluding the principal executive officer and principal financial officer, were among our three most highly compensated individuals (the "Most Highly Compensated Officers"), and additional individuals who would have been included as the Most Highly Compensated Officers but for the fact they were not serving in such capacity at the end of the year.

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)		Stock Awards(2) ($)	Option Awards(3) ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)		Total ($)
J. Cameron Drecoll	2009	$250,000		—		—	—		—	$25,289		$275,289
Chief Executive Officer	2008	$250,000	(5)	—		—	—		—	$44,798		$294,798
	2007	$52,083		—		—	—		—	—		$52,083
Matthew J. Gadow(7)	2009	$108,595		—		—	$71,200	(13)	—	$239,411		$419,206
Former Chief Financial Officer	2008	$245,865	(6)	$230,000		—	—		—	$66,779	(6)	$542,644
	2007	$37,212		—		$54,500	$1,988,000		—	—		$2,079,712
Lars Moller(8)	2009	$350,000		—		$585,847	$236,556		—	$29,342		$1,201,745
President—Technology and	2008	$266,154		$250,000		—	—		—	$62,481		$578,635
International	2007	$48,077		—		$54,500	$2,485,000		—	$24,463		$2,612,040
Robert A. Paxton(9)	2009	$245,000		—		$79,613	$122,013		—	$44,065		$490,691
SVP, Human Resources	2008	$117,788		$340,000		$267,500	$822,750		—	$192,558		$1,740,596
	2007	—		—		—	—		—	—		$0
Stephanie K. Kushner	2009	$128,897		$40,000	(10)	$249,750	$183,750		—	$12,484		$614,881
Chief Financial Officer	2008	—		—		—	—		—	—		$0
	2007	—		—		—	—		—	—		$0
Jesse E. Collins, Jr.	2009	$275,000		$135,000	(11)	$89,361	$136,954		—	$26,504		$662,819
Group President	2008	$105,769		175,000	(12)	$267,500	$888,750		—	$10,824		$1,447,843
	2007	—		—		—	—		—	—		$0
Kevin E. Johnson	2009	$185,577		—		$24,367	$37,352		—	$21,969		$269,265
Corporate Controller, Chief	2008	$84,135		$15,000		$107,000	$274,250		—	$12,676		$493,061
Accounting Officer and Former	2007	—		—		—	—		—	—		$0
Interim Chief Financial Officer
Stephen E. Graham	2009	$41,538		—		—	—		—	$57		$41,595
Former Interim Chief	2008	—		—		—	—		—	—		$0
Financial Officer	2007	—		—		—	—		—	—		$0

(1)
Bonuses awarded for 2008 were based on executive and Company performance as determined at the discretion of the Compensation Committee. The Board of Directors approved a formalized annual incentive structure for 2009 under a Short Term Incentive Plan ("STIP"), as described in the Compensation Discussion and Analysis. The Compensation Committee determined that no bonus awards would be issued under the STIP for 2009.

(2)
Represents the gross grant date fair value of RSUs granted during 2009, 2008 and 2007 in accordance with ASC Topic 718 under the 2007 Plan and assumes no forfeiture rates derived in the calculation of the grant date fair value of the awards. No awards were made under the 2007 Plan prior to 2007. The assumptions used to determine the valuation of the 2009 and 2008 awards are discussed in Note 18 and Note 20 to our consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2009 and December 31, 2008, respectively, and in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2007. See the table entitled "Outstanding Equity Awards at 2009 Year End" and the narrative discussion entitled "Material Terms of Equity Awards" for further information regarding equity awards.

(3)
Represents the gross grant date fair value of stock option awards granted during 2009, 2008 and 2007 in accordance with ASC Topic 718 for outstanding option awards made under the 2007 Plan and assumes no forfeitures rates derived in the calculation of the grant date fair value of the awards. No awards were made under the 2007 Plan prior to 2007. The assumptions used to determine the valuation of the 2009 and 2008 awards are discussed in Note 18 and Note 20 to our consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2009 and December 31, 2008, respectively, and in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2007. See the table entitled "Outstanding Equity Awards at 2009 Year End" and the narrative discussion entitled "Material Terms of Equity Awards" for further information regarding equity awards.

(4)
Please see the Details Behind All Other Compensation Column table, a separate table provided for additional information regarding these amounts.

(5)
Although Mr. Drecoll was eligible for a 2008 bonus payment under the terms of his employment agreement, he elected to not be considered for a bonus payment in 2008. Mr. Drecoll's decision was based on his significant ownership position in the Company and his desire that, in light of the challenging economic situation, the Company use the funds that he would have otherwise received for other general corporate purposes. The Compensation Committee elected to honor Mr. Drecoll's request because the Compensation Committee believed Mr. Drecoll's desire to forego a 2008 bonus payment was aligned with the Company's best interests and the Compensation Committee did not view Mr. Drecoll as a retention risk.

(6)
Represents a revision to Mr. Gadow's 2008 base salary and contributions by the Company to his defined contribution plan as previously disclosed in the Company's Definitive Proxy Statement on Schedule 14A as filed on April 29, 2009.

(7)
Mr. Gadow was hired as Executive Vice President of Strategic Planning in October 2007. On March 26, 2008, he was appointed to the position of Executive Vice President and Chief Financial Officer, effective May 1, 2008. Pursuant to his Separation Agreement with the Company, Mr. Gadow resigned from each of his positions with the Company effective as of the close of business on April 30, 2009.

(8)
Mr. Moller was hired as Executive Vice President of Business Development in October 2007. On March 26, 2008, he was appointed to the position of Executive Vice President and Chief Operating Officer, effective immediately. He served as our Chief Operating Officer until June 23, 2009, when that position was eliminated. On that same date, he was appointed to the position of President, Technology and International.

(9)
On March 22, 2010, Mr. Paxton notified the Company that he was resigning from his position as Senior Vice President, Human Resources of the Company, effective April 30, 2010.

(10)
Ms. Kushner's 2009 bonus includes $40,000 pursuant to the terms of her employment agreement after meeting certain performance objectives.

(11)
Mr. Collin's 2009 bonus includes $135,000 in connection with the Company's agreement to reimburse Mr. Collins for amounts due him under a severance agreement with a previous employer that were otherwise not paid to Mr. Collins upon his acceptance of employment with the Company.

(12)
Mr. Collin's 2008 bonus includes a $100,000 sign-on bonus, a $25,000 cash bonus paid in March 2009 and $50,000 of immediately vesting RSUs granted in March 2009 as part of his 2008 bonus payment.

(13)
As part of Mr. Gadow's Separation Agreement with the Company, Mr. Gadow received a six-month extension to exercise his vested and outstanding stock option awards. In accordance with the pronouncement guidance in ASC Topic 718, the Company re-measured and recorded additional share-based compensation associated with the extension in Mr. Gadow's vested and outstanding stock option awards.

Details Behind All Other Compensation Column

        The following table sets forth details concerning the information in the "All Other Compensation" column in the above 2009 Summary Compensation Table.

Name(a)	Registrant Contributions to Defined Contribution Plans (b)(1)	Health Insurance Premiums (c)(2)	Life/ Disability Insurance Premiums (d)(3)	Relocation support (e)		Separation support (f)		Total (f)
J. Cameron Drecoll	$9,800	$15,038	$451	—		—		$25,289
Matthew J. Gadow	$4,344	$18,379	$150	—		$216,538	(5)	$239,411
Lars Moller	$13,303	$15,038	$1,001	—		—		$29,342
Robert A. Paxton	$9,800	$15,038	$886	$18,341	(4)	—		$44,065
Stephanie K. Kushner	$4,505	$6,266	$1,713	—		—		$12,484
Jesse E. Collins, Jr.	$11,015	$15,038	$451	—		—		$26,504
Kevin E. Johnson	$6,507	$15,038	$424	—		—		$21,969
Stephen E. Graham	—	—	$57	—		—		$57

(1)
Represents the 401(k) matching contribution made by the Company in cash and in shares of the Company's common stock. Effective in the fourth quarter of 2009, the Company's matching contribution was made in the form of shares of the Company's common stock in lieu of a cash contribution.

(2)
Represents the contribution by the Company to medical and dental insurance premiums.

(3)
Represents the contribution by the Company to life insurance, long-term disability insurance and accidental death and dismemberment insurance premiums.

(4)
Represents Company expenses related to executive relocation support.

(5)
Represents severance benefits and outplacement expenses related to Mr. Gadow's separation agreement with the Company effective April 30, 2009.

Grants of Plan-Based Awards for 2009

        The following table sets forth information concerning plan-based awards to the named executive officers during 2009, as well as potential estimated future payments under such plans.

					All Other Stock Awards: Number of Shares of Stock or Units(2)		All Other Option Awards: Number of Securities Underlying Options(3)
		Estimated Future Payout Under Non-Equity Incentive Plan Awards(1)						Exercise or Base Price of Option Awards(4)
									Grant Date Fair Value of Stock and Option Awards(5)
Name and Principal Position	Grant Date	Threshold	Target	Maximum
J. Cameron Drecoll	3/11/2009	125,000	250,000	437,500	—		—	—	—
Matthew J Gadow		—	—	—	—		—	—	—
Lars Moller	3/11/2009	140,000	280,000	490,000	—		—	—	—
	4/29/2009	—	—	—	—		41,356	$7.78	$236,556
	4/29/2009	—	—	—	19,839		—	—	$154,347
	12/17/2009	—	—	—	50,000		—	—	$431,500
Robert A. Paxton	3/11/2009	85,750	171,500	300,125	22,581	(6)	—	—	$70,000
	4/29/2009	—	—	—	—		21,331	$7.78	$122,013
	4/29/2009	—	—	—	10,233		—	—	$79,613
Jesse E. Collins, Jr.	3/11/2009	96,250	192,500	336,875	16,129	(7)	—	—	$50,000
	4/29/2009	—	—	—	—		23,943	$7.78	$136,954
	4/29/2009	—	—	—	11,486		—	—	$89,361
Stephanie K. Kushner	7/29/2009	—	102,375	—	—		25,000	$9.99	$183,750
	7/29/2009	—	—	—	25,000		—	—	$249,750
Kevin E. Johnson	3/11/2009	—	60,363	90,545	—		—	—	—
	4/29/2009	—	—	—	—		6,530	$7.78	$37,352
	4/29/2009	—	—	—	3,132		—	—	$24,367
Stephen E. Graham		—	—	—	—		—	—	—

(1)
On March 11, 2009, the Compensation Committee approved the Company's bonus plans. These columns represent the potential payout in the event the Company met the performance criteria established in the STIP. The performance criteria were not met for fiscal year 2009 and therefore no payouts were made pursuant to the STIP, as reflected in the "Bonus" column of the Summary Compensation Table in this Proxy Statement.

(2)
This column shows the number of time-vested shares of restricted stock awards granted to each of our named executive officers under the restricted stock awards granted to our named executive officers during 2009 under our 2007 Employee Incentive Plan.

(3)
This column shows the number of stock options granted in 2009 to our named executive officers. These options vest and become exercisable ratably in four annual installments.

(4)
This column shows the exercise price for the stock options granted, which was the closing price of Company common stock on each of the respective grant dates.

(5)
This column shows the gross grant date fair value of the restricted stock and stock options granted to our Named Officers in 2009. Amounts are calculated in accordance with the provisions of ASC Topic 718. The assumptions used to determine the valuation of the 2009 and 2008 awards are discussed in Note 18 and Note 20 to our consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2009 and December 31, 2008, respectively, and in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2007.

(6)
Represents immediately vesting RSUs awarded to Mr. Paxton as a portion of his 2008 annual bonus award.

(7)
Represents immediately vesting RSUs awarded to Mr. Collins as a portion of his 2008 annual bonus award.

Outstanding Equity Awards at 2009 Year End

        The following table includes certain information with respect to the value of all unexercised options to purchase shares of Company common stock and unvested shares of restricted stock previously awarded to the named executive officers as of December 31, 2009.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Shares Acquired Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
J. Cameron Drecoll	—	—	—	—	—	—
Lars Moller(1)	200,000	300,000	$8.10	10/22/2017
	—	41,356	$7.78	4/29/2019
					19,839	$160,498
Matthew J. Gadow(2)	8,060	—	$8.10	10/22/2017	—	—
Robert A. Paxton(3)	15,000	60,000	$18.20	7/2/2018
	—	21,331	$7.78	4/29/2019
					20,000	$161,800
					10,233	$82,785
Stephanie K. Kushner(4)	—	25,000	$9.99	7/29/2019
					25,000	$202,250
Jesse E. Collins, Jr.(5)	15,000	60,000	$17.80	8/8/2018
	—	23,943	$7.78	4/29/2019
					20,000	$161,800
					11,486	$92,922
Kevin E. Johnson(6)	5,000	20,000	$18.20	7/2/2018
	—	6,530	$7.78	4/29/2019
					8,000	$64,720
					3,132	$25,338
Stephen E. Graham	—	—	—	—	—	—

(1)
Unvested stock options granted on October 22, 2007, vest in five equal installments on October 22, 2008, October 22, 2009, October 22, 2010, October 22, 2011, and October 22, 2012. Stock options granted on April 29, 2009 vest in four equal installments on April 29, 2010, April 29, 2011, April 29, 2012, and April 29, 2013. Of the 19,839 RSU's granted on April 29, 2009, 4,960 vest on April 29, 2010, April 29, 2011 and April 29, 2012 and 4959 vest on April 29, 2013.

(2)
8,060 of Mr. Gadow's vested stock options granted October 22, 2007 remained exercisable until January 31, 2010 at which time they remained unexercised and were forfeited.

(3)
Stock options granted on July 2, 2008 have the following vesting schedule in five equal installments: July 2, 2009, July 2, 2010, July 2, 2011, July 2, 2012, and July 2, 2013. Of the stock options granted on April 29, 2009, 5,333 vest on April 29, 2010, April 29, 2011 and April 29, 2012 and 5,332 vest on April 29, 2013. The RSU's granted on October 17, 2008 have the following vesting schedule in five equal installments: October 17, 2009, October 17, 2010, October 17, 2011, October 17, 2012, and October 17, 2013. Of the 10,233 RSU's granted on April 29, 2009, 2,559 will vest on April 29, 2010, and 2,558 will vest on April 29, 2011 and April 29, 2012 and April 29, 2013.

(4)
Stock options granted on July 29, 2009 vest in four equal installments on July 29, 2010, July 29, 2011, July 29, 2012, and July 29, 2013. RSU's granted on July 29, 2009 vest in four equal installments on July 29, 2010, July 29, 2011, July 29, 2012, and July 29, 2013.

(5)
Stock options granted on August 8, 2008 have the following vesting schedule in five equal installments: August 8, 2009, August 8, 2010, August 8, 2011, August 8, 2012, and August 8, 2013. Of the stock options granted on April 29, 2009, 5,986 vest on April 29, 2010, April 29, 2011 and April 29, 2012 and 5,985 vest on April 29, 2013. The RSU's granted on October 17, 2008 have the following vesting schedule in five equal installments: October 17, 2009, October 17, 2010, October 17, 2011, October 17, 2012, and October 17, 2013. Of the 11,486 RSU's granted on April 29, 2009, 2,872 will vest on April 29, 2010, and April 29, 2011 and 2,871 will vest on April 29, 2012 and April 29, 2013.

(6)
Stock options granted on July 2, 2008 have the following vesting schedule in five equal installments: July 2, 2009, July 2, 2010, July 2, 2011, July 2, 2012, and July 2, 2013. Of the stock options granted on April 29, 2009, 1,633 vest on April 29, 2010, and April 29, 2011 and 1,632 vest on April 29, 2012 and April 29, 2013. The RSU's granted on October 17, 2008 have the following vesting schedule in five equal installments: October 17, 2009, October 17, 2010, October 17, 2011, October 17, 2012, and October 17, 2013. Of the 3,132 RSU's granted on April 29, 2009, 783 will vest on April 29, 2010, April 29, 2011, April 29, 2012 and April 29, 2013.

Option Exercises and Stock Vested at 2009 Year End

        The following tables include certain information with respect to options exercised by our named executive officers, and restricted stock held by our named executive officers that vested, during the year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting(5)
J. Cameron Drecoll	—	—	—		—
Lars Moller	—	—	52,500	(1)	$458,750
Matthew J. Gadow	71,940	$582,714	2,500		$27,250
Robert A. Paxton	—	—	27,581	(2)	$123,500
Jesse E. Collins, Jr.	—	—	21,129	(3)	$103,500
Stephanie K. Kushner	—	—	—		—
Stephen E. Graham	—	—	—		—
Kevin E. Johnson	—	—	2,000	(4)	$21,400

(1)
Mr. Moller acquired 38,500 shares upon vesting after subtracting 14,000 shares to satisfy withholding taxes associated with the vesting of the RSUs.

(2)
Mr. Paxton acquired 19,858 shares upon vesting after subtracting 7,723 shares to satisfy withholding taxes associated with the vesting of the RSUs.

(3)
Mr. Collins acquired 15,846 shares upon vesting after subtracting 5,283 shares to satisfy withholding taxes associated with the vesting of the RSUs.

(4)
Mr. Johnson acquired 1,440 shares upon vesting after subtracting 560 shares to satisfy withholding taxes associated with the vesting of the RSUs.

(5)
Value realized on vesting was calculated based on the number of shares multiplied by the closing market price of the Company's common stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

        The tables below show potential payments to the named executive officers employed as of December 31, 2009, as if each named executive officer was terminated without cause, with good reason, for death or disability, or in connection with a change in control (each as defined in the applicable employee agreement). The amounts shown assume that termination was effective as of December 31, 2009, and are estimates of the amounts that would be paid to the executives upon termination. The actual amounts to be paid can only be determined at the actual time of an executive's termination.

J. Cameron Drecoll

Type of Payment	Involuntary Termination Without Cause ($)	Good Reason ($)	Death ($)	Disability ($)	Change In Control ($)
Cash Severance	250,000	250,000	—	—	250,000
Stock Options	—	—	—	—	—
Restricted Stock	—	—	—	—	—
LTI Plan	—	—	—	—	—
Retirement Benefits	—	—	—	—	—
Welfare Benefits	14,201	14,201	—	—	15,489
Outplacement	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—

Total	$264,201	$264,201	$—	$—	$265,489

Lars Moller

Type of Payment	Involuntary Termination Without Cause ($)	Good Reason ($)	Death ($)	Disability ($)	Change In Control ($)
Cash Severance	525,000	525,000	—	—	1,050,000
Stock Options	—	—	—	—	12,820
Restricted Stock	—	—	—	—	160,496
LTI Plan	—	—	—	—	—
Retirement Benefits	—	—	—	—	—
Welfare Benefits	21,302	21,302	—	—	23,233
Outplacement	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—

Total	$546,302	$546,302	$—	$—	$1,246,549

Stephanie K. Kushner

Type of Payment	Involuntary Termination Without Cause ($)	Good Reason ($)	Death ($)	Disability ($)	Change In Control ($)
Cash Severance	731,250	731,250	—	243,750	1,218,750
Stock Options	—	—	—	—	—
Restricted Stock	—	—	—	—	202,252
LTI Plan	—	—	—	—	—
Retirement Benefits	—	—	—	—	—
Welfare Benefits	21,302	21,302	—	—	23,333
Outplacement	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—

Total	$752,552	$752,552	$—	$243,750	$1,444,335

Jesse E. Collins, Jr.

Type of Payment	Involuntary Termination Without Cause ($)	Good Reason ($)	Death ($)	Disability ($)	Change In Control ($)
Cash Severance	412,500	412,500	—	—	412,500
Stock Options	—	—	—	—	7,423
Restricted Stock	—	—	—	—	—
LTI Plan	—	—	—	—	—
Retirement Benefits	—	—	—	—	—
Welfare Benefits	21,302	21,302	—	—	23,233
Outplacement	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—

Total	$433,802	$433,802	$—	$—	$443,156

Robert A. Paxton

Type of Payment	Involuntary Termination Without Cause ($)	Good Reason ($)	Death ($)	Disability ($)	Change In Control ($)
Cash Severance	367,500	367,500	—	—	490,000
Stock Options	—	—	—	—	6,612
Restricted Stock	—	—	—	—	244,584
LTI Plan	—	—	—	—	—
Retirement Benefits	—	—	—	—	—
Welfare Benefits	21,302	21,302	—	—	23,233
Outplacement	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—

Total	$388,802	$388,802	$—	$—	$764,429

        See "Termination of Employment Agreements" above for more information regarding potential payments due to our named executive officers in the event of their termination and/or a change in control of Broadwind.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

        Under our charter and applicable provisions of our Code of Ethics, the Audit Committee has the responsibility to review transactions that are considered "related party transactions" under Rule 404 of Regulation S-K of the Securities Act and to assess whether such transactions meet applicable legal requirements. Directors who believe that they may be related parties in transactions with us will inform the Board of Directors or the Audit Committee of such belief and provide all relevant information. In accordance with Delaware law, the transaction must be approved or ratified in good faith by the Board of Directors or the Audit Committee by a majority vote of disinterested Directors, be approved in good faith by a vote of stockholders sufficient for the purpose, or be fair to us at the time the transaction is approved or ratified. In addition, under applicable law, a transaction would not be void or voidable solely because it was with a related party, the related party was present at or participated in a meeting of the Board of Directors or the Audit Committee in which the transaction was approved or the related party's vote was counted for such purpose, if the material facts as to the related party's relationship or interest as to the transaction are disclosed or known to the Board of Directors or the Audit Committee or to the stockholders entitled to vote thereon.

Certain Transactions and Business Relationships

  Tontine Registration Rights Agreement

        In March 2007, we entered into a Registration Rights Agreement (as amended, the "Tontine Registration Rights Agreement") with TCP and TOF. The Tontine Registration Rights Agreement was subsequently amended on October 19, 2007, July 18, 2008, September 12, 2008 and October 31, 2008. Pursuant to the Tontine Registration Rights Agreement, we agreed to register Tontine's shares for resale and provided Tontine with certain demand and piggyback registration rights. Tontine's shares became registered for resale when our previous registration statement on Form S-1 (the "Selling Stockholder Registration Statement") became effective on August 17, 2009.

        Under the terms of the Tontine Registration Rights Agreement, in certain circumstances, Tontine was entitled to deliver a demand notice to the Company, which then triggered the obligation of the Company to file a registration statement with the SEC to register the shares held by Tontine as soon as reasonably practicable thereafter. Additionally, whenever the Company proposed to register any of its securities under the Securities Act, with certain exceptions, the Company was obligated to give notice to Tontine and provide an opportunity for piggyback registration of the shares held by the Tontine.

        The amendment to the Tontine Registration Rights Agreement dated October 31, 2008 extended the deadline for our obligation to file a registration statement to December 31, 2008. On January 9, 2009, Tontine executed a Waiver (the "Waiver") relating to the Tontine Registration Rights Agreement. The Waiver waived the requirement that we file a registration statement to register shares held by Tontine no later than December 31, 2008 and extended the deadline for our obligation to file the Selling Stockholder Registration Statement to March 31, 2009. On April 15, 2009, Tontine provided written notice to us with a demand that we file the Selling Stockholder Registration Statement as soon as possible and reserving all of Tontine's rights under the Tontine Registration Rights Agreement. We filed the Selling Stockholder Registration Statement on Form S-1 and it became effective on August 17, 2009.

        We completed an underwritten public offering of our common stock on January 21, 2010, pursuant to our Registration Statement on Form S-1 which became effective on January 14, 2010. Tontine was named as a selling stockholder in the offering and sold a total of 6,125,000 shares at a public offering price of $5.75, including 1,125,000 shares sold pursuant to the underwriters' exercise of their option to purchase additional shares to cover over-allotments (the "Option Shares"). The net proceeds to Tontine, including the sale of the Option Shares and before expenses, were $33,457,812.50.

  Brad Foote Registration Rights Agreement

        In connection with our acquisition of Brad Foote, we entered into a registration rights agreement with the former stockholders of Brad Foote (the "Former Stockholders") on October 19, 2007 (the "Brad Foote Registration Rights Agreement"). Pursuant to the Brad Foote Registration Rights Agreement we agreed to provide the Former Stockholders (and their qualifying transferees) certain demand and piggyback registration rights with respect to the shares of common stock issued to them under the August 2007 Agreement. The applicable shares of the Former Stockholders became registered for resale when the Selling Stockholder Registration Statement became effective on August 17, 2009.

        As mentioned above, we completed an underwritten public offering of our common stock on January 21, 2010, pursuant to our Registration Statement on Form S-1 which became effective on January 14, 2010. J. Cameron Drecoll, one of our Directors, our Chief Executive Officer and a former stockholder of Brad Foote, offered and sold a total of 1,125,000 of his shares of common stock in connection with the underwriters' exercise of their option to purchase additional shares to cover over-allotments. The net proceeds to Mr. Drecoll, before expenses, were $6,145,312.50.

  Tax Payments in connection with Acquisition of Brad Foote

        In June 2008, we reimbursed the former owners of Brad Foote, including J. Cameron Drecoll, one of our Directors and our Chief Executive Officer (together, the "Brad Foote Selling Shareholders"), for the Section 338(h)(10) elections made by such former owners in the aggregate amount of approximately $2,800,000 pursuant to the terms of the August 2007 Agreement pursuant to which we acquired Brad Foote. Pursuant to a settlement agreement with the Brad Foote Selling Shareholders, we have agreed to make additional payments in respect of certain tax obligations incurred in connection with our acquisition of Brad Foote.

  Release of Brad Foote Acquisition Escrow Fund

        On May 26, 2009, the Company entered into a settlement agreement (the "Settlement Agreement") with the Brad Foote Selling Shareholders, including J. Cameron Drecoll, the Company's current Chief Executive Officer, related to the post-closing escrow established in connection with the Company's acquisition of Brad Foote. Under the terms of the Settlement Agreement, the Company received the entire cash escrow balance of $5,000,000 plus accrued interest income of $82,000, which was recorded as other income. In exchange, the Company agreed to cause the release to the Brad Foote Selling Shareholders of 2,500,000 shares of the Company's common stock held under the escrow agreement in proportion to their ownership interest in Brad Foote prior to its acquisition by the Company. In addition, we agreed to make a cash payment of $30,000 to one Brad Foote Selling Shareholder and issued promissory notes to the other three Brad Foote Selling Shareholders in the aggregate principal amount of $3,000,000 (each a "Selling Shareholder Note," and collectively the "Selling Shareholder Notes") in respect of certain tax reimbursement obligations arising in connection with our acquisition of Brad Foote, and which was recorded as an increase to the purchase price in goodwill as they related to tax settlements calculated in accordance with the purchase agreement. The Company also paid to Mr. Drecoll certain tax refunds in the aggregate amount of approximately $2,212,000 related to our acquisition of Brad Foote and tax payments in respect of the period prior to the acquisition to which we believe the Brad Foote Selling Shareholders are entitled (or to which we are entitled on their behalf). The Selling Shareholder Notes mature on May 28, 2012 and bear interest at a rate of 7% per annum, with interest payments due quarterly. The Selling Shareholder Note issued to Mr. Drecoll in the principal amount of $2,320,000 and pursuant to the terms of the Settlement Agreement is deemed by the Company to be a related party transaction. As of December 31, 2009, principal of $3,000,000 and accrued interest of $53,000 was outstanding under the Selling Shareholder Notes. The Company has accounted for the Selling Shareholder Notes as long-term debt in our consolidated balance sheets as of December 31, 2009.

ELECTION OF DIRECTORS

(Proposal No. 1)

General Information

        Pursuant to a recommendation by the Governance/Nominating Committee, the Board of Directors has determined that the number of Directors for the ensuing year will be set at six (6) and that six (6) Directors will be elected at the Annual Meeting. All of the nominees are current members of the Board of Directors: Charles H. Beynon, J. Cameron Drecoll, William T. Fejes, Jr., Terence P. Fox, James M. Lindstrom, and David P. Reiland. Under the Company's Bylaws and applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the votes cast.

        In the absence of other instructions, each proxy will be voted for each of the nominees. If elected, each nominee will serve until the next Annual Meeting of Stockholders and until his or her successor shall be elected and qualified. If, prior to the Annual Meeting, it should become known that any of the nominees will be unable to serve as a Director after the Annual Meeting by reason of death, incapacity or other occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee.

VOTE REQUIRED

        The Board of Directors recommends that you vote "FOR" each of the nominees to the Board of Directors set forth in this Proposal No. 1. Under the Company's Bylaws and applicable Delaware law, the election of each nominee requires the affirmative vote of a plurality of the votes of the shares present in person or by proxy at the Annual Meeting.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

        The Board of Directors recommends that the stockholders ratify the appointment of Grant Thornton LLP ("Grant Thornton") as the independent registered public accounting firm for the Company for the year ending December 31, 2010. Grant Thornton provided services in connection with the audit of our financial statements for the year ended December 31, 2009, assistance with our Annual Report submitted to the SEC on Form 10-K and filed with the SEC, and consultation on matters relating to accounting and financial reporting.

        A representative of Grant Thornton is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees

        The following table sets forth the approximate fees billed by Grant Thornton in 2008 and 2009:

	2008	2009
Audit Fees	$795,370	$702,386
Audit-Related Fees	$346,905	$260,010
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$1,142,275	$962,396

        Audit Fees consist of fees billed by Grant Thornton for the audit of the December 31, 2008 and 2009 financial statements, respectively, attendance at Audit Committee and annual stockholder meetings, review of financial statements included in our Quarterly Reports and in Current Reports relating to acquisitions, as well as review of correspondence with the SEC and Sarbanes-Oxley Section 404 advisory services. In addition, fees billed by Grant Thornton in 2009 include fees incurred in connection with review of the Company's registration statements on Form S-1.

        Audit-Related Fees for 2008 consist primarily of fees billed by Grant Thornton for services in connection with accounting research, due diligence and assurance work related to mergers and acquisitions, as well as other services that are related to the performance of the audit of our financial statements and are not reported under Audit Fees. Audit-related fees for 2009 consist primarily of fees billed by Grant Thornton in connection with audits of certain of the Company's benefit plans as well as due diligence fees.

        The Audit Committee has considered whether provision of the above audit-related services is compatible with maintaining the registered public accounting firm's independence and has determined that such services are compatible with maintaining the registered public accounting firm's independence.

Pre-Approval of Audit Fees

        Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent auditors or any other auditing or accounting firm. The Audit Committee pre-approved all such services in 2008 and 2009.

VOTE REQUIRED

        The Board recommends that you vote "FOR" the ratification of the appointment of Grant Thornton as the independent registered public accounting firm for the Company for 2010. Such ratification requires that the number of votes cast in favor exceed the number of votes cast in opposition at the Annual Meeting at which a quorum is present.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than ten percent stockholders ("Insiders") are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        Based on a review of copies of these reports and amendments provided to us and written representations from executive officers and Directors, we believe that, during 2009 and during the subsequent period through the date of this Proxy Statement, Insiders have complied with all applicable Section 16(a) reporting requirements, except that (i) one report by Mr. Charles H. Beynon, one of our Directors, relating to his acquisition of shares was filed one day late, (ii) one report by Mr. William T. Fejes, Jr., one of our Directors, relating to the withholding of shares in connection with the vesting of an award of RSUs was filed three days late, and (iii) one initial report of holdings filed by each of Mr. Jesse E. Collins, Jr. and Mr. Donald C. Naab after they became executive officers was filed within the specified time period, but did not include grants of awards previously made to them and such reports were subsequently amended to include such awards.

Multiple Shareholders Sharing the Same Address—"Householding"

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

        At this time, one or more brokers with accountholders who are stockholders of the Company will be householding our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, please notify your broker. You may direct your written request for a copy of the Proxy Statement to Broadwind Energy, Inc., Attn: Corporate Secretary, 47 East Chicago Avenue, Suite 332, Naperville, IL, 60540, or at 630-637-0315. If your broker is not currently householding (i.e., you received multiple copies of the Company's Proxy Statement), and you would like to request delivery of a single copy, you should contact your broker.

Stockholder Proposals

        Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2011 Annual Meeting must be received by the Company no later than December 3, 2011 to be includable in the Company's proxy statement and related proxy for the 2011 Annual Meeting.

        Also, if a stockholder proposal intended to be presented at the 2011 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after February 16, 2011, then the persons named in the Company's proxy form for the 2011 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the stockholder proposal, if presented at the 2011 Annual Meeting, without including information about the proposal in the Company's materials.

Dated: April 1, 2010
Naperville, Illinois

Date Please detach here The Board of Directors Recommends a Vote FOR Items 1 and 2. 1. Election of directors: 01 J. Cameron Drecoll 04 Terence P. Fox Vote FOR Vote WITHHELD 02 James M. Lindstrom 05 William T. Fejes, Jr. all nominees from all nominees 03 Charles H. Beynon 06 David P. Reiland (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To ratify the appointment of Grant Thornton LLP as the Company’s independent For Against Abstain registered public accounting firm for 2010. 3. To consider and act upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. Address Change? Mark Box Indicate changes below: COMPANY # Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET – www.eproxy.com/bwen Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 4, 2010. PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 4, 2010. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

Broadwind Energy, Inc. 47 East Chicago Avenue Suite 332 Naperville, Illinois 60540 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 5, 2010. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1 and 2. By signing the Proxy, you revoke all prior proxies and appoint J. Cameron Drecoll, and Stephanie K. Kushner, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. BROADWIND ENERGY, INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 5, 2010 7:30 a.m. Central Daylight Time Hotel Arista 2139 CityGate Lane Naperville, IL 60563 See reverse for voting instructions.